                                                           Exhibit 10.1
                                                           Execution Counterpart

********************************************************************************


                                U.S. $50,000,000

                                CREDIT AGREEMENT

                         DATED AS OF SEPTEMBER 12, 1996

                                      AMONG

                            CENTENNIAL CELLULAR CORP.

                                   as Borrower

                                       and

                             THE BANKS NAMED HEREIN

                                    as Banks

                                       and

                                 CITIBANK, N.A.

                             as Administrative Agent



********************************************************************************

                                TABLE OF CONTENTS


                                                                            Page

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

        SECTION 1.01.  Certain Defined Terms                                   1
        SECTION 1.02.  Computation of Time Periods                            21
        SECTION 1.03.  Accounting Terms                                       21

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

        SECTION 2.01.  The Advances                                           21
        SECTION 2.02.  Making the Advances                                    22
        SECTION 2.03.  Fees                                                   23
        SECTION 2.04.  Reduction of the Commitments                           24
        SECTION 2.05.  Repayment of Advances                                  24
        SECTION 2.06.  Interest on the Advances                               24
        SECTION 2.07.  Interest Rate Determination and Protection             25
        SECTION 2.08.  Voluntary Conversion of Advances                       26
        SECTION 2.09.  Prepayments of Advances                                27
        SECTION 2.10.  Increased Costs, Etc                                   28
        SECTION 2.11.  Illegality                                             29
        SECTION 2.12.  Payments and Computations                              30
        SECTION 2.13.  Taxes                                                  31
        SECTION 2.14.  Sharing of Payments, Etc                               33
        SECTION 2.15.  Additional Interest on Eurodollar Rate
                        Advances                                              34
        SECTION 2.16.  Use of Proceeds                                        34

                                   ARTICLE III

                              CONDITIONS OF LENDING

        SECTION 3.01.  Conditions Precedent to Initial Advances               35
        SECTION 3.02.  Conditions Precedent to Each Borrowing                 37
        SECTION 3.03.  Determinations Under Section 3.01                      38

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

        SECTION 4.01.  Representations and Warranties of the
                        Borrower                                              38


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                                      -i-


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


Section                                                                     Page


                                    ARTICLE V

                            COVENANTS OF THE BORROWER

        SECTION 5.01.  Affirmative Covenants                                  46
        SECTION 5.02.  Negative Covenants                                     50
        SECTION 5.03.  Reporting Requirements                                 57
        SECTION 5.04.  Consolidation, Merger, Conveyance, Transfer
                        or Lease                                              60

                                   ARTICLE VI

                                EVENTS OF DEFAULT

        SECTION 6.01.  Events of Default                                      62

                                   ARTICLE VII

                            THE ADMINISTRATIVE AGENT

        SECTION 7.01.  Authorization and Action                               66
        SECTION 7.02.  Administrative Agents' Reliance, Etc                   66
        SECTION 7.03.  The Administrative Agents and its Affiliates           67
        SECTION 7.04.  Lender Credit Decision                                 67
        SECTION 7.05.  Indemnification by Lenders                             68
        SECTION 7.06.  Successor Administrative Agent                         68

                                  ARTICLE VIII

                                  MISCELLANEOUS

        SECTION 8.01.  Amendments, Etc                                        69
        SECTION 8.02.  Notices, Etc                                           69
        SECTION 8.03.  No Waiver; Remedies                                    70
        SECTION 8.04.  Costs, Expenses and Taxes                              70
        SECTION 8.05.  Right of Set-off                                       71
        SECTION 8.06.  Binding Effect                                         71
        SECTION 8.07.  Assignments and Participations                         72
        SECTION 8.08.  Indemnification by the Borrower                        75
        SECTION 8.09.  Confidentiality                                        76
        SECTION 8.10.  Governing Law                                          76
        SECTION 8.11.  Execution in Counterparts                              77
        SECTION 8.12.  WAIVER OF JURY TRIAL                                   77
        SECTION 8.13.  Submission to Jurisdiction; Waivers                    77
        SECTION 8.14.  Acknowledgments                                        77

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                                      -ii-



Schedule I        -  List of Applicable Lending Offices
Schedule 4.01(k)  -  List of Subsidiaries
Schedule 4.01(y)  -  List of Minority Owned Entities

Exhibit A     -  Form of Note
Exhibit B     -  Form of Notice of Borrowing
Exhibit C     -  Form of Assignment and Acceptance
Exhibit D-1   -  Form of Subsidiary Guaranty
Exhibit D-2   -  Form of Pledge Agreement
Exhibit E     -  Form of Solvency Certificate
Exhibit F     -  Form of Compliance Certificate

                                CREDIT AGREEMENT

                         Dated as of September 12, 1996

               CENTENNIAL CELLULAR CORP., a Delaware corporation (the "Borrower"), the banks (the "Banks") listed on the signature pages hereof, and CITIBANK, N.A. ("Citibank"), as administrative agent (the "Administrative Agent") for the Banks hereunder, agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

               SECTION 1.01. Certain Defined Terms . As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

               "Acquired Debt" of any specified Person means Debt of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, including Debt incurred in connection with, or in contemplation of, such other Person becoming a Subsidiary of such specified Person.

               "Acquisition" means the acquisition by CBHCC of partnership interests in Masters Cellular Partnership ("MCP") pursuant to the Acquisition Agreements, as a result of which acquisition, the Borrower shall through CBHCC has acquired or will acquire the cellular properties of MCP in the Benton Harbor, Michigan, MSA.

               "Acquisition Agreements" means (i) the Purchase Agreement dated as of September 12, 1996 by and among the Borrower, CBHCC, Cellular Management, Inc. and Dean C. Lovett and (ii) each Minority Interest Purchase Agreement referred to, and executed and delivered as contemplated by, the aforementioned Purchase Agreement, in each of the cases referred to in the foregoing clauses (i) and (ii) as the same shall, subject to Section 5.02(i), be modified and supplemented and in effect from time to time.

               "Acquisition Documents" means, collectively, the Acquisition Agreements and all other agreements and instruments (together with any and all exhibits, annexes and schedules thereto) executed and delivered between any of the sellers under the Acquisition Agreements, or any of their respective Subsidiaries or Affiliates, in connection with the Acquisition.

               "Advance" means an advance by a Lender to the Borrower as part of a Borrowing and refers to a Base Rate Advance or a


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

        Eurodollar Rate Advance, each of which shall be a "Type" of Advance.

               "Affiliate" means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Borrower. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

               "Annualized Operating Cash Flow" means, for any fiscal quarter, the Operating Cash Flow for such fiscal quarter multiplied by four.

               "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

               "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit C hereto.

               "Authorizations" means all applications, filings, reports, documents, recordings and registrations with, and all validations, exemptions, franchises, waivers, approvals, orders or authorizations, consents, licenses, certificates and permits from, the FCC, any PUC and any other Federal, state or local regulatory or governmental bodies and authorities, including any subdivision thereof.

               "Bank" has the meaning specified in the recital of parties to this Agreement.

               "Bankruptcy Law" means title 11, U.S. Code or any similar Federal or state law (including any such law of the Commonwealth of Puerto Rico) for the relief of debtors.

               "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the higher of:

                      (a) the rate of interest announced publicly by Citibank in
               New York, New York, from time to time, as Citibank's base rate;


                                Credit Agreement

                      (b) the sum (adjusted to the nearest 1/16 of one percent
               or, if there is no nearest 1/16 of one percent, to the next higher 1/16 of one percent) of (i) 1/2 of one percent per annum, plus (ii) the rate per annum obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 365 or 366 days, as the case may be) being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by
               (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities consisting of or including (among other liabilities) three-month U.S. dollar nonpersonal time deposits in the United States, plus (iii) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank in the United States; and

                      (c) 1/2 of one percent  per annum above the Federal  Funds
               Rate.

               "Base Rate Advance" means an Advance which bears interest as provided in Section 2.06(a)(i).

               "Borrowing" means a borrowing consisting of simultaneous Advances of the same Type made by each of the Lenders pursuant to Section 2.01.

               "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and, if the


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
        applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

               "Capital Stock" of any Person means any and all share, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in the common or preferred equity (however designated) of such Person, including, without limitation, partnership interests.

               "Capitalized Lease Obligation" means, with respect to any Person for any period, an obligation of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of such obligation shall be the capitalized amount shown on the balance sheet of such Person as determined in accordance with GAAP.

               "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States in each case maturing within one year from the date of acquisition thereof, (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Services or Moody's Investors Service,
        (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Ratings Services or at least P-1 from Moody's Investors Service, (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. Branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause
        (i) above entered into with any bank meeting the qualifications specified in clause (iv) above, (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above, and (vii) corporate debt obligations maturing within one year from the date of acquisition thereof and, at the time of acquisition, having an investment grade rating from Standard & Poor's Ratings Services and Moody's Investors Service.


                                Credit Agreement

               "CBHCC" means Centennial Benton Harbor Cellular Corp., a Wholly Owned Restricted Subsidiary of the Borrower.

               "CERCLA"   means  the   Comprehensive   Environmental   Response,
        Compensation and Liability Act of 1980, as amended from time to time.

               "Citibank" means Citibank, N.A., a national banking association.

               "Commitment" has the meaning specified in Section 2.01.

               "Consolidated" refers to the consolidation of accounts of the Borrower with the accounts of its Subsidiaries, all in accordance with generally accepted accounting principles, including principles of consolidation, consistent with those applied in the preparation of the Consolidated financial statements referred to in Section 4.01(e).

               "Consolidated Net Income" means, for any fiscal period, the consolidated net earnings or loss of the Borrower and its Restricted Subsidiaries as the same would appear on a consolidated statement of earnings of the Borrower for such fiscal period prepared in accordance with GAAP, provided that (a) any extraordinary gain and loss and any gain and loss on sales of assets outside the ordinary course of business, in each case together with any related provision for taxes, recognized during such period shall be excluded, (b) the results of operations of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, and (c) net income attributable to any Person other than a Restricted Subsidiary of the Borrower shall be included only to the extent of the amount of cash dividends or distributions actually paid to the Borrower or a Restricted Subsidiary of the Borrower during such period.

               "Convert", "Conversion" and "Converted" each refers to a conversion of Advances of one Type into Advances of another Type pursuant to Section 2.07, 2.08, 2.10 or 2.11.

               "CSI" means Citicorp Securities, Inc., a Delaware corporation.

               "Cumulative Operating Cash Flow" means, with respect to the Borrower and its Restricted Subsidiaries, as of any date of determination, Operating Cash Flow from October 31, 1993 to the end of the Borrower's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.



                                Credit Agreement

               "Cumulative Total Interest Expense" means, with respect to the Borrower and its Restricted Subsidiaries, as of any date of determination, Total Interest Expense from October 31, 1993 to the end of the Borrower's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

               "Debt" of any Person as of any date means and includes, without duplication, (a) all indebtedness of such Person, contingent or otherwise in respect of borrowed money including all interest, fees and expenses owed with respect thereto (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments, or representing the deferred and unpaid balance of the purchase price of any property or interest therein, except any such balance that constitutes a trade payable, if and to the extent such indebtedness would appear as a liability upon a balance sheet of such Person prepared on a consolidated basis in accordance with GAAP, (b) all Capitalized Lease Obligations of such Person, (c) all Obligations of such Person in respect of letters of credit or letter of credit reimbursement (whether or not such items would appear on the balance sheet of such Person), (d) all Obligations of such Person in respect of interest rate protection and foreign currency hedging arrangements and
        (e) all guarantees by such Person of items that would constitute Debt under this definition (whether or not such items would appear on such balance sheet). The amount of Debt of any Person at any date shall be, without duplication, the principal amount that would be shown on a balance sheet of such Person prepared as of such date in accordance with GAAP and the maximum determinable liability of any contingent Obligations referred to in clause (e) above at such date.

               "Debt to Annualized Operating Cash Flow Ratio" means, as of any date of determination, the ratio of (a) the aggregate principal amount of all outstanding Debt of the Borrower and its Restricted Subsidiaries as of such date on a consolidated basis, plus the aggregate liquidation preference of all outstanding Preferred Stock of the Restricted Subsidiaries of the Borrower as of such date on a consolidated basis (excluding any such Preferred Stock held by the Borrower or a Wholly Owned Restricted Subsidiary of the Borrower), plus the aggregate liquidation preference or redemption amount of all Disqualified Stock of the Borrower (excluding any such Disqualified Stock held by the Borrower or a Wholly Owned Restricted Subsidiary of the Borrower) to (b) Annualized Operating Cash Flow of the Borrower and its Restricted Subsidiaries on a consolidated basis for the most recent full fiscal quarter ending immediately prior to such date, determined on a pro forma basis after giving


                                Credit Agreement
        effect to all acquisitions or dispositions of assets involving more than $500,000 individually or in the aggregate made by the Borrower and its Restricted Subsidiaries from the beginning of such quarter through such date as if such acquisition or disposition had occurred at the beginning of such quarter.

               "Debt Issuance" means any incurrence, issuance or sale of Debt by the Borrower or any of its Subsidiaries, other than (a) Debt hereunder,
        (b) Debt of the Borrower or any of its Subsidiaries to the Borrower or any of its Subsidiaries (but any sale or other disposition by the Borrower or any of its Subsidiaries of any such Debt shall constitute a "Debt Issuance" hereunder), (c) Debt under clause (vi) of the definition of "Permitted Debt" in Section 5.02(a) and (d) Debt secured by Liens permitted under to clause (v) or (vi) of Section 5.02(f).

               "Default" means an Event of Default or an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default.

               "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable, at the option of the holder thereof, in whole or in part, on or prior to the earlier of the maturity date of the Senior Notes or the date on which no Senior Notes remain outstanding.

               "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

               "Eligible Assignee" means a Person (a) (i) that is (A) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $500,000,000; (B) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development ("OECD"), or a political subdivision of any such country, and having total assets in excess of $500,000,000, provided that such bank is acting through a branch or agency located in the United States or another country which is also a member of OECD; or (C) a Lender or an affiliate of any Lender immediately prior to an assignment and (ii) whose long-term public senior debt securities are rated at least "BBB-" by Standard & Poor's Ratings Services or at


                                Credit Agreement
        least "Baa3" by Moody's Investors Service, Inc.; or (b) that is approved by the Borrower (whose approval shall not be unreasonably withheld), the Administrative Agent and the Lenders.

               "Environmental Action" means any administrative, regulatory or judicial action, suit, demand, demand letter, claim, notice of non-compliance or violation, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law or any Environmental Permit, including without limitation (a) any claim by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law and (b) any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

               "Environmental Law" means any federal, state or local law, rule, regulation, order, writ, judgment, injunction, decree, determination or award relating to the environment, health, safety or Hazardous Materials, including, without limitation, CERCLA, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Toxic Substances Control Act, the Clean Air Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide and Rodenticide Act and the Occupational Safety and Health Act.

               "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

               "Equity Issuance" means (a) any issuance or sale by the Borrower or any of its Subsidiaries after the date hereof of (i) any of its capital stock (other than any such capital stock issued to directors, officers or employees of the Borrower or any of its Subsidiaries), (ii) any warrants or options exercisable in respect of its capital stock (other than any warrants or options issued to directors, officers or employees of the Borrower or any of its Subsidiaries) or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the Borrower or any of its Subsidiaries, or (b) the receipt by the Borrower or any of its Subsidiaries after the date hereof of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution); provided that Equity Issuance shall not include (x) any such issuance or sale


                                Credit Agreement
        by any Subsidiary of the Borrower to the Borrower or any Wholly Owned Subsidiary of the Borrower or (y) any capital contribution by the Borrower or any Wholly Owned Subsidiary of the Borrower to any Subsidiary of the Borrower.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

               "ERISA Affiliate" means any Person who for purposes of Title IV of ERISA is a member of the Borrower's controlled group, or under common control with the Borrower, within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

               "ERISA Event" with respect to any Person means (a) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan of such Person or any of its ERISA Affiliates unless the 30-day notice requirement with respect to such event has been waived by the PBGC; (b) the provision by the administrator of any Plan of such Person or any of its ERISA Affiliates of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (c) the cessation of operations at a facility of such Person or any of its ERISA Affiliates in the circumstances described in Section 4062(e) of ERISA; (d) the withdrawal by such Person or any of its ERISA Affiliates from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA;
        (e) the failure by such Person or any of its ERISA Affiliates to make a payment to a Plan required under Section 302(f)(1) of ERISA; (f) the adoption of an amendment to a Plan of such Person or any of its ERISA Affiliates requiring the provision of security to such Plan, pursuant to
        Section 307 of ERISA; or (g) the institution by the PBGC of proceedings to terminate a Plan of such Person or any of its ERISA Affiliates, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that could constitute grounds for the termination of, or the appointment of a trustee to administer, such Plan.

               "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

               "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar


                                Credit Agreement

        Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

               "Eurodollar Rate" means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum at which deposits in U.S. dollars are offered by the principal office of Citibank in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to Citibank's Eurodollar Rate Advance comprising part of such Borrowing and for a period equal to such Interest Period. The Eurodollar Rate for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from Citibank two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.07.

               "Eurodollar Rate Advance" means an Advance which bears interest as provided in Section 2.06(a)(ii).

               "Eurodollar Rate Reserve Percentage" for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

               "Events of Default" has the meaning specified in Section 6.01.

               "Existing Preferred Stock" means the Borrower's Convertible Redeemable Preferred Stock and Second Series Convertible Redeemable Preferred Stock outstanding as of the date hereof.


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               "FCC"  means  the  Federal   Communications   Commission  or  any
        successor thereto.

               "FCC License" means any mobile telephone, specialized mobile radio, personal communications service, microwave or other license, permit, consent, certificate of compliance, franchise, approval, waiver or authorization granted or issued by the FCC, including, without limitation, any of the foregoing authorizing or permitting the acquisition, construction or operation of a cellular telephone system, mobile telephone system or personal communications system, or a local exchange service or competitive access service.

               "Federal Bankruptcy Code" means title I of the Bankruptcy Reform Act of 1978, Pub. L. No. 95-598, 92 Stat. 2549 (1978), as amended, and as set forth in section 101 et seq. of title 11, United States Code, and any succeeding statute.

               "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

               "Fee Letter" means the letter agreement dated the date hereof between the Borrower and Citibank providing for certain fees to be paid by the Borrower to Citibank in connection with the transactions contemplated hereby.

               "Financial Officer" means, as to any Person, the chief executive officer, the chief financial officer, the treasurer or the controller of that Person.

               "Fiscal Quarter" means the period of three calendar months ending on the last day of May, August, November or February, as the case may be.

               "Fiscal Year" means the period from and including June 1 of any calendar year to and including May 31 of the next succeeding calendar year (made up of four Fiscal Quarters), and when followed by the designation of a year shall mean such period ending on May 31 of such year.


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               "GAAP" means, as of any date, generally accepted accounting principles in the United States as of the date hereof and not including any interpretations or regulations that have been proposed but that have not become effective.

               "Guarantors" means each Person (other than the Administrative Agent) that is or becomes a party to the Subsidiary Guaranty, including, without limitation, by the execution and delivery of any Supplement to the Subsidiary Guaranty pursuant to Section 5.01(f)(v).

               "Hazardous Materials" means (a) petroleum or petroleum products, natural or synthetic gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and radon gas, (b) any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants, contaminants" or "pollutants," or words of similar import, under any Environmental Law and (c) any other substance exposure to which is regulated under any Environmental Law.

               "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

               "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Advance or the date of the Conversion of any Advance into such an Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two or three months, in each case as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                      (i) the Borrower may not select any Interest  Period which ends after the Termination Date;

                      (ii) Interest Periods commencing on the same date for Advances comprising part of the same Borrowing shall be of the same duration; and


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                      (iii) whenever the last day of any Interest Period would
               otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

               "Investments" of any Person means all investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Debt, Capital Stock or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

               "Lenders" means the Banks listed on the signature pages hereof and each Eligible Assignee that shall become a party hereto pursuant to
        Section 8.07.

               "Lien" means any lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

               "Loan Documents" means this Agreement, the Notes and the Support Documents.

               "Majority Lenders" means at any time Lenders holding at least 51% of the then aggregate unpaid principal amount of the Notes held by the Lenders, or, if no such principal amount is then outstanding, Lenders having at least 51% of the Commitments.

               "Margin Stock" has the meaning specified in Regulation U.

               "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, performance or properties of the Borrower and its Subsidiaries taken as a whole.

               "Material Adverse Effect" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance or properties of the Borrower and its Subsidiaries taken as a whole, (b) the rights and remedies of the Administrative Agent or any Lender under any Loan Document


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                                      -14-


        or (c) the ability of the Borrower or any of the Guarantors to perform its obligations under any Loan Document to which it is or is to be a party.

               "Minority Owned Entity" means, collectively, each of the entities identified on Schedule 4.01(y) hereto, as such Schedule shall from time to time be supplemented pursuant to Section 5.03(j).

               "Multiemployer Plan" means a multiemployer plan, as defined in
        Section 4001(a) (3) of ERISA, to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions, such plan being maintained pursuant to one or more collective bargaining agreements.

               "Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a) (15) of ERISA, which (i) is maintained for employees of the Borrower or an ERISA Affiliate and at least one Person other than the Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

               "Net Cash Proceeds" means, with respect to any Debt Issuance or Equity Issuance, the aggregate amount of cash received from time to time by or on behalf of such Person in connection with such transaction after deducting therefrom only (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees, rating agency fees and other similar fees and commissions and (b) the amount of taxes payable in connection with or as a result of such transaction, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of the Person making such payment (other than payments made to a director of any Person in his capacity as a member or partner of a law firm or partnership rendering legal services to such Person; provided that the terms of such compensation are fair and reasonable and no less favorable to such Person than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate) and are properly attributable to such transaction or to the asset that is the subject thereof.

               "Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A


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                                      -15-


        hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Advances made by such Lender.

               "Notice  of  Borrowing"  has the  meaning  specified  in  Section
        2.02(a).

               "Obligations" means any principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Debt.

               "Obligors" means, collectively, the Borrower and the Guarantors.

               "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Borrower, and delivered to the Administrative Agent.

               "Operating Cash Flow" means, with respect to the Borrower and its Restricted Subsidiaries for any period, the Consolidated Net Income of the Borrower and its Restricted Subsidiaries for such period, plus (a) extraordinary net losses and net losses on sales of assets outside the ordinary course of business during such period, to the extent such losses were deducted in computing Consolidated Net Income, plus (b) provision for taxes based on income or profits, to the extent such provision for taxes was included in computing such Consolidated Net Income, and any provisions for taxes utilized in computing the net losses under clause (a) hereof, plus (c) Total Interest Expense of the Borrower and its Restricted Subsidiaries for such period, plus (d) depreciation, amortization and all other non-cash charges, to the extent such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income (including amortization of goodwill and other intangibles).

               "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Borrower, and who shall be acceptable to the Administrative Agent.

               "PBGC" means the Pension Benefit Guaranty Corporation.

               "Permitted Investments" means (a) any Investment in the Borrower or in a Restricted Subsidiary; (b) any Investment in Cash Equivalents; and (c) Investments by the Borrower or any Restricted Subsidiary in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary or


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        (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary.

               "Permitted Liens" means (a) any Liens existing at the date hereof; (b) Liens incurred in the ordinary course of business; (c) any Lien (other than in (a) or (b)) created in connection with purchase money mortgages and Capitalized Lease Obligations, if after giving effect to the creation of such Debt, the sum of the aggregate principal amounts secured by such Liens does not exceed $10,000,000; and (d) any extension, renewal or replacement of (a) through (c).

               "Person" means an individual, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

               "Plan" means a Single Employer Plan or a Multiple Employer Plan.

               "Pledge Agreement" means a Pledge Agreement, substantially in the form of Exhibit D-1 hereto, between the Guarantor party thereto and the Administrative Agent, as the same shall be modified and supplemented and in effect from time to time.

               "Preferred Stock", of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class in such Person.

               "PUC" means any state regulatory agency or body that exercises jurisdiction over the rates or services or the ownership, construction or operation of any cellular telephone system, mobile telephone system, personal communications system, local exchange service or competitive access service or over Persons who own, construct or operate any such system or service, in each case by reason of the nature or type of the business subject to regulation and not pursuant to laws and regulations of general applicability to Persons conducting business in said state. The term "PUC" shall include the Public Service Commission of the Commonwealth of Puerto Rico.

               "PUC Authorization" means any Authorization issued by a PUC.



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               "Puerto Rico Companies" means all Subsidiaries of the Borrower
        (including, without limitation the Puerto Rico Holding Company and Lambda Communications, Inc.) that now or hereafter own any assets (including, without limitation, PUC Authorizations granted by the Public Service Commission of the Commonwealth of Puerto Rico or FCC Licenses to provide media or telecommunications services in Puerto Rico), or that have business operations, in Puerto Rico.

               "Puerto Rico Holding Company" means Centennial Puerto Rico Wireless Corp., a Delaware corporation that is a direct, Wholly Owned Subsidiary of the Borrower that is an "Unrestricted Subsidiary" under and as defined in the Senior Notes Indenture.

               "Puerto Rico Security Documents" means, collectively, the mortgages, assignments, security agreements and other instruments from time to time executed by the Puerto Rico Companies to provide collateral security for their respective obligations under the Subsidiary Guaranty if and to the extent required to be executed and delivered by such Guarantors pursuant to Section 5.01(f)(vi), in each case as the same shall be modified and supplemented and in effect from time to time.

               "Register" has the meaning specified in Section 8.07(c).

               "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

               "Restricted   Investment"  means  any  Investment  other  than  a
        Permitted Investment.

               "Restricted Subsidiary" means a Subsidiary of the Borrower other than an Unrestricted Subsidiary.

               "Senior Debt" means (a) all additional Debt that is permitted hereunder that is not by its terms subordinated to the Advances or the Senior Notes and (b) all (including all subsequent) renewals, extensions, amendments, refinancings, repurchases or redemptions, modifications, replacements or refundings thereof (whether or not coincident therewith) that are permitted hereby. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include any Debt of the Borrower to any of its Restricted Subsidiaries or any Debt incurred for the purchase of goods or materials or for services obtained in the ordinary course of business.

               "Senior Note Documents" means, collectively, the Senior Notes, the Senior Notes Indenture and the First Supplemental Indenture and Second Supplemental Indenture referred to in the


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                                      -18-


        definition of Senior Notes Indenture in this Section 1.01, each as the same shall, subject to Section 5.02(i), be modified and supplemented and in effect from time to time.

               "Senior Notes Indenture" means the Indenture dated as of November 15, 1993 between the Borrower, as issuer, and Bank of Montreal Trust Company, as trustee, as amended pursuant to a First Supplemental Indenture dated as of November 15, 1993 and by a Second Supplemental Indenture dated as of May 11, 1995 and as said Indenture shall, subject to Section 5.02(i), be further modified and supplemented and in effect from time to time.

               "Senior Notes" means, collectively, the 8-1/8% Senior Notes due 2001 and the 10-1/8% Senior Notes due 2005, issued by the Borrower pursuant to the First Supplemental Indenture and Second Supplemental Indenture, respectively, referred to in the definition of "Senior Notes Indenture" in this Section 1.01, and any other series of Senior Notes issued pursuant to any supplement to the Senior Notes Indenture after the date hereof, in each case as the same shall, subject to Section 5.02(i), be modified and supplemented and in effect from time to time.

               "Single Employer Plan" means a single employer plan, as defined in Section 4001(a) (15) of ERISA, which (i) is maintained for employees of the Borrower or an ERISA Affiliate and no Person other than the Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

               "Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is not less than the total amount of its liabilities (including, without limitation, liabilities on all claims, whether or not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured) of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its existing debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small


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                                      -19-


        capital after giving due consideration to the prevailing practice in each respective industry in which such Person is engaged; it being understood that in applying the foregoing criteria in respect of any
        Person:

                             (i) the value of the property and assets of such
               Person includes the value of its interest in its subsidiaries and any rights to contribution (whether by equity or loan) from any of its Affiliates, and

                             (ii) its ability to pay its debts and liabilities
               may be measured by reference to, among other things, amounts received or to be received in respect of any such property or assets.

               "Subsidiary" means, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. Unless the context otherwise requires, each reference herein to a Subsidiary shall mean a Subsidiary of the Borrower.

               "Subsidiary Guaranty" means a Subsidiary Guaranty, substantially in the form of Exhibit D-1 hereto, between the Subsidiaries of the Borrower from time to time party thereto and the Administrative Agent, as the same shall be modified and supplemented and in effect from time to time.

               "Support Documents" means, collectively, the Subsidiary Guaranty, the Pledge Agreements, the Puerto Rico Security Documents and all Uniform Commercial Code financing statements (and similar registration instruments in other jurisdictions) required by this Agreement, the Subsidiary Guaranty, the Pledge Agreements or the Puerto Rico Security Documents to be filed with respect to the security interests created pursuant to the Pledge Agreements or the Puerto Rico Security Documents.

               "Termination Date" means March 20, 1998 or the earlier date of termination in whole of the Commitments pursuant to Section 2.04 or 6.01.


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               "Total Interest Expense" means, for any period, the interest expense (net of interest income) of the Borrower and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, non-cash interest payments and the interest component of capital leases, but excluding amortization of debt issuance costs and exchangeable preferred stock issuance costs).

               "Type" has the meaning specified in the definition of "Advance" in this Section 1.01.

               "Unrestricted Subsidiary" means (a) any Subsidiary of the Borrower which at the time of determination shall have been designated an Unrestricted Subsidiary by the Board of Directors, as provided below,
        (b) any Subsidiary of an Unrestricted Subsidiary or (c) any Subsidiary of the Borrower prior to the "Issue Date" (under and as defined in the Senior Notes Indenture) for any series of Senior Notes whose primary asset or assets are its minority equity interest in a partnership or other entity. The Board of Directors may designate any Subsidiary of the Borrower (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary; provided that (x) the Subsidiary to be so designated (i) has total assets with a fair market value at the time of such designation of $1,000 or less or (ii) is being so designated simultaneously with the acquisition by the Borrower of such Subsidiary by merger or consolidation with or exchange for an Unrestricted Subsidiary and (y) immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Administrative Agent by filing with the Administrative Agent a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.
        Schedule 4.01(k) hereto identifies which of the Subsidiaries of the Borrower are, on the date hereof, Unrestricted Subsidiaries.

               "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or Persons performing


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                                      -21-


        similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

               "Wholly  Owned  Restricted   Subsidiary"   means  any  Restricted
        Subsidiary that is a Wholly Owned Subsidiary.

               "Wholly Owned Subsidiary" means, with respect to any Person, any corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

               "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

               SECTION 1.02. Computation of Time Periods . In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

               SECTION 1.03. Accounting Terms . All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e), as modified from time to time by changes in accounting principles which are required by generally accepted accounting principles in effect from time to time.

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

               SECTION 2.01. The Advances . Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Advances to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Lender's name on the signature pages hereof or, if such Lender has entered into any Assignment and Acceptance, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(c), as such amount may be reduced pursuant to Section
2.04 (such Lender's "Commitment"). Each Borrowing shall be in an aggregate amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Advances of the same Type made on the same day



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by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment, the Borrower may borrow, prepay pursuant to
Section 2.09 and reborrow under this Section 2.01.

               SECTION 2.02.  Making the Advances .

               (a) Each Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third (or, in the case of a Base Rate Advance, the first) Business Day prior to the date of the proposed Borrowing, by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof by telecopier, telex or cable. Each such notice of an Borrowing (a "Notice of Borrowing") shall be by telecopier, telex or cable, confirmed immediately by mail or delivery in writing, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Type of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing, and (iv) in the case of a Borrowing comprised of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Lender shall, before 11:00 A.M. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 8.02, in same day funds, such Lender's ratable portion of such Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's aforesaid address.

               (b) Anything in subsection (a) above to the contrary notwithstanding, the Borrower may not select Eurodollar Rate Advances for any Borrowing if the aggregate amount of such Borrowing is less than $5,000,000 or if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.07.

               (c) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing which the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in
Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.


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               (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement.

               (e) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

               SECTION 2.03.  Fees .

               (a) Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee on the average daily unused portion of such Lender's Commitment from the date hereof in the case of each Bank and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date at the rate of 1/2 of l% per annum, payable on the last day of each May, August, November and February during the term of such Lender's Commitment, commencing November 30, 1996, and on the Termination Date.

               (b) Upfront Fee. The Borrower shall pay to the Administrative Agent, for account of each Lender, on the date of the execution and delivery hereof an upfront fee in the amount specified in the Fee Letter.

               (c) Facility Fee. The Borrower shall pay to the Administrative Agent, for its own account, on the date of the


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                                      -24-


execution and delivery hereof and on each anniversary of such date on which any Advances or Commitments are outstanding a facility fee in the amount specified in the Fee Letter.

               SECTION 2.04.  Reduction of the Commitments .

               (a) Mandatory. On each date on which a prepayment is required under Section 2.09(b), the respective Commitments of the Lenders shall be automatically and permanently reduced by an amount for each Lender equal to the amount of such prepayment which is to be applied under Section 2.09(c) to Advances owing to such Lender.

               (b) Optional. The Borrower shall have the right, upon at least 5 Business Days' notice to the Administrative Agent, to terminate in whole or permanently reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that each partial reduction shall be in the aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

               SECTION 2.05. Repayment of Advances . The Borrower shall repay the principal amount of each Advance owing to each Lender in full on the Termination Date.

               SECTION 2.06.  Interest on the Advances .

               (a) Ordinary Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender in accordance with the Note to the order of such Lender at the following rates per annum:

                      (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of the Base Rate in effect from time to time plus 2% per annum, payable in arrears on the last day of each May, August, November and February during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

               (ii) Eurodollar Rate Advance. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of the Eurodollar Rate for such Interest Period for such Advance plus 3% per annum, payable in arrears on the last day of such Interest Period and, if such Interest Period is greater than three months, on the last day of each three-month period during such Interest Period.

               (b) Default Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance that is not paid when due


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                                      -25-


and on the unpaid amount of all interest, fees and other amounts payable hereunder that is not paid when due, payable on demand, at a rate per annum equal at all times to (i) in the case of any amount of principal, the greater of
(x) 2% per annum above the rate per annum required to be paid on such Advance immediately prior to the date on which such amount became due and (y) 2% per annum above the rate per annum on a hypothetical Borrowing consisting of a Eurodollar Rate Advance in a principal amount equal to the principal amount of such defaulted Advance and having consecutive Interest Periods of three months' duration, the first day of the initial Interest Period for such hypothetical Eurodollar Rate Advance being deemed to occur on the first day on which such defaulted Advance shall not have been paid when due and (ii) in the case of all other amounts, 2% per annum above the Base Rate in effect from time to time.

               SECTION 2.07.  Interest Rate Determination and Protection .

               (a) Citibank agrees to furnish to the Administrative Agent timely information for the purpose of determining each Eurodollar Rate.

               (b) The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.06(a)(i) or (ii), and the applicable rate, if any, furnished by Citibank for the purpose of determining the applicable interest rate under Section 2.06(a)(ii).

               (c) If Citibank does not furnish timely information to the Administrative Agent for determining the Eurodollar Rate for any Eurodollar Rate Advances,

                      (i) the Administrative Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Eurodollar Rate Advances,

                      (ii) each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

                      (iii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

               (d) If, with respect to any Eurodollar Rate Advances, the Majority Lenders notify the Administrative Agent that the Eurodollar

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                                      -26-


Rate for any Interest Period for such Advances will not adequately reflect the cost to such Majority Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon

                      (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and

                      (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

               (e) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Lenders and the Borrower will be deemed to have selected, for the Interest Period immediately succeeding the then existing Interest Period therefor, an Interest Period for such Advance of three months' duration.

               (f) On the date on which the aggregate unpaid principal amount of Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Advances shall, if they are Advances of a Type other than Base Rate Advances, automatically Convert into Base Rate Advances, and on and after such date the right of the Borrower to Convert such Advances into Advances of a Type other than Base Rate Advances shall terminate; provided, however, that, if and so long as each such Advance shall be of the same Type and have the same Interest Period as Advances comprising another Borrowing or other Borrowings, and the aggregate unpaid principal amount of all such Advances shall equal or exceed $5,000,000, the Borrower shall have the right to continue all such Advances as, or to Convert all such Advances into, Advances of such Type having such Interest Period.

               SECTION 2.08. Voluntary Conversion of Advances . The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.07, 2.10 and 2.11, Convert all Advances of one Type comprising the same Borrowing into Advances of another Type; provided, however, that any Conversion of any Eurodollar Rate Advances into Advances of another Type shall be made on, and only on, the last day of an Interest Period for such


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Eurodollar Rate Advances. Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted, and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the Interest Period for each such Advance.

               SECTION 2.09.  Prepayments of Advances .

               (a) Optional. The Borrower may, upon at least three Business Days' notice to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount not less than $5,000,000 and (y) in the event of any such prepayment of a Eurodollar Rate Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(b).

               (b)    Mandatory.

                      (i) Debt and Equity Issuance. The Borrower shall, on each date on which the Borrower or any Subsidiary (other than a Guarantor) receives any Net Cash Proceeds from any Debt Issuance (other than any Borrowing) or Equity Issuance, prepay the Advances in an aggregate principal amount equal to such Net Cash Proceeds (or, if less, the aggregate unpaid principal amount of all Advances), together with accrued interest to the date of such prepayment on the principal amount prepaid and all amounts then owing under Section 8.04(b) in respect of such prepayment.

                      (ii) Change of Control. In the event that the Borrower shall be required pursuant to the provisions of the Senior Note Documents to redeem, or make an offer to redeem or repurchase, all or any portion of the Senior Notes as a result of a change of control then, concurrently with the occurrence of the event giving rise to such change of control, the Borrower shall prepay the Advances in full, and the Commitments shall be automatically reduced to zero.

                      (iii) Notice. The Borrower shall give the Administrative Agent at least five Business Days' prior written notice of each prepayment required by this Section 2.09(b) stating the aggregate amount (or in the case of each prepayment required pursuant to Section 2.09(b)(i), stating the approximate aggregate amount) of such prepayment and the date on which such prepayment shall be made; provided that failure by the Borrower to give such notice shall not relieve the Borrower of its obligation to make such prepayment.


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               (c) Application of Prepayment Proceeds. Each prepayment under
Section 2.09(b) shall be applied ratably to all Advances.

               SECTION 2.10.  Increased Costs, Etc .

               (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances, then, if such costs are or will be charged to customers of such Lender generally, the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased costs setting forth in reasonable detail the calculations used in determining such increased costs, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding anything to the contrary contained in this subsection (a), a Lender shall only be entitled to receive reimbursement for such increased costs to the extent incurred within 90 days prior to, and at any time after, the date on which such Lender gives to the Borrower a notice that an event has occurred as a result of which such increased costs will arise or a notice that the Borrower is obligated to pay increased costs, whichever first occurs.

               (b) If, due to either (i) the introduction of any change in or in the interpretation of any law or regulation occurring on or after the effective date hereof or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) issued on or after the 90th day prior to the effective date hereof, any Lender determines that there shall be any increase in the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender as a result of or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall immediately pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder. A certificate as to such amounts setting forth in reasonable detail the calculations used in determining such amounts, submitted to the


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                                      -29-


Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding anything to the contrary contained in this subsection (b), a Lender shall only be entitled to receive reimbursement for such additional amounts pursuant to this subsection
(b) to the extent incurred within 90 days prior to, and at any time after, the date on which such Lender gives to the Borrower a notice that an event has occurred as a result of which such additional amounts will arise or a notice that the Borrower is obligated to pay such additional amounts, whichever first occurs.

               (c) Upon the occurrence and during the continuance of any Event of Default, (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

               (d) Any Lender claiming any additional amounts payable pursuant to Section 2.10(a) and 2.10(b) shall, upon request from the Borrower delivered to such Lender and the Administrative Agent specifying an Eligible Assignee willing and able to assume and accept all such Lender's right and obligations under this Agreement and the other Loan Documents, assign, in accordance with the provisions of Section 8.07, all of its rights and obligations under this Agreement and the other Loan Documents to another Lender or an Eligible Assignee in consideration for (i) the payment by such assignee to the Lender of the principal of, and interest on, the Note or Notes of such Lender accrued to the date of such assignment, together with any and all other amounts owing to such Lender under any provision of this Agreement or the other Loan Documents accrued to the date of such assignment and (ii) the release of such Lender from any further liability hereunder. The processing and recordation fee required under
Section 8.07(a) shall be paid by the Borrower under this Section 2.10(d).

               SECTION 2.11. Illegality . Notwithstanding any other provisions of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, accompanied by an opinion of counsel to such Lender (which counsel may be in-house counsel) with respect to such illegality, (i) each Eurodollar Rate Advance will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to


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                                      -30-


Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist.

               SECTION 2.12.  Payments and Computations .

               (a) The Borrower shall make each payment hereunder and under the Notes not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Administrative Agent at its address referred to in Section 8.02 in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or commitment fees ratably (other than amounts payable pursuant to Sections 2.10, 2.13 or 2.15) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement; provided, however, so long as an Event of Default shall have occurred and be continuing under Section 6.01(a) or the Advances shall have been declared or shall become due and payable in accordance with the last paragraph of Section 6.01, then the Administrative Agent will cause to be distributed all funds relating to the payment of principal or interest in respect of Advances received by the Administrative Agent from the Borrower ratably to the Lenders based on the Advances then outstanding. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(c), from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

               (b) The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under any Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender any amount so due.

               (c) All computations of interest based on the Base Rate, Federal Funds Rate and of commitment fees shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate shall be made by the Administrative Agent, and all computations of interest pursuant to Section 2.15 shall be made by a Lender, on the basis of a year of 360 days, in each case for the


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                                      -31-


actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or commitment fees are payable. Each determination by the Administrative Agent (or, in the case of Section 2.15 by a Lender) of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

               (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

               (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

               SECTION 2.13.  Taxes .

               (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.12, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be


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required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.13) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

               (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

               (c) The Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.13) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

               (d) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Administrative Agent, at its address referred to in
Section 8.02, the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment hereunder or under the Notes, the Borrower will furnish to the Administrative Agent, at such address, a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to the Administrative Agent, in either case stating that such payment is exempt from or not subject to Taxes.

               (e) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each initial Lender and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower with Internal Revenue Service form 1001 or 4224, as

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appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Taxes" as defined in Section 2.13(a).

               (f) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in Section 2.13(e) (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under the first sentence of subsection (e) above), such Lender shall not be entitled to indemnification under Section 2.13(a) with respect to Taxes imposed by the United States; provided, however, should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes.

               (g) Notwithstanding any contrary provisions of this Agreement, in the event that a Lender that originally provided such form as may be required under Section 2.13(e) thereafter ceases to qualify for complete exemption from United States withholding tax, such Lender may assign its interest under this Agreement to any assignee and such assignee shall be entitled to the same benefits under this Section 2.13 as the assignor provided that the rate of United States withholding tax applicable to such assignee shall not exceed the rate then applicable to the assignor.

               (h) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.13 shall survive the payment in full of principal and interest hereunder and under the Notes.

               SECTION 2.14. Sharing of Payments, Etc . If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances made by it (other than pursuant to Section 2.10, 2.13 or 2.15) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances made by them as shall be necessary to cause such purchasing Lender to

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                                      -34-


share the excess payment ratably with each of them; provided, however, if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.14 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

               SECTION 2.15. Additional Interest on Eurodollar Rate Advances . The Borrower shall pay to each Lender, so long as such Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Lender, from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for such Interest Period for such Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such Advance. Such additional interest shall be determined by such Lender and notified to the Borrower through the Administrative Agent.

               SECTION 2.16. Use of Proceeds . The proceeds of each Advance shall be used by the Borrower to finance the Acquisition and for general corporate purposes (including to finance the working capital requirements of the Borrower and its Subsidiaries).



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                                   ARTICLE III

                              CONDITIONS OF LENDING

               SECTION 3.01. Conditions Precedent to Initial Advances . The obligation of each Lender to make its initial Advance is subject to the following conditions precedent:

               (a) The Administrative Agent shall have received the Notes payable to the order of each of the Lenders, respectively, duly executed by the Borrower.

               (b) The Lenders shall be reasonably satisfied with the organizational and legal structure and capitalization of the Borrower and each Subsidiary, including the terms and conditions of the charter, bylaws, partnership agreement and other organizational documents, and each class of capital stock or other equity interest, of the Borrower and each Subsidiary and of each agreement or instrument relating to such structure or capitalization and the amount, parties, terms and conditions of the existing Debt of the Borrower and each such Subsidiary.

               (c) The Borrower shall have paid all accrued fees and expenses of the Administrative Agent and CSI (including the accrued fees and disbursements of counsel to the Administrative Agent and CSI).

               (d) The Administrative Agent shall have received on or before the day of the initial Borrowing the following, each dated the date hereof (unless otherwise specified) in form and substance satisfactory to the Administrative Agent and in sufficient copies for each Lender:

                             (i) With respect to each Obligor that is a
               corporation, (A) a copy of the certificate or articles of incorporation, as amended, of such Obligor, certified by the Secretary of State or other appropriate official of the jurisdiction of its organization as of a date reasonably near the initial Borrowing; (B) a certificate of the Secretary of the Borrower certifying (I) that attached thereto is a true and complete copy of the bylaws of each Obligor as in effect on the date of such certificate and as in effect at all times since a date prior to the date of the resolutions described in item (II) below, (II) that attached thereto is a true and complete copy of the resolutions adopted by the Board of Directors of each Obligor authorizing the execution, delivery and performance of such of the Loan Documents to which such Obligor is a party, and each other document or instrument which is to be


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               delivered by it in connection with this Agreement after the date hereof and (in the case of the Borrower) authorizing the Borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect,
               (III) that the certificate or articles of incorporation of the Obligors have not been amended since the date of the last amendment thereto shown on the certificate furnished pursuant to clause (A) above and (IV) as to the incumbency and specimen signature of each of the officers of each Obligor executing the Loan Documents to which such Obligor is to be a party, or any other document or instrument delivered in connection therewith; and (C) all documents evidencing other necessary corporate action and governmental and third party consents and approvals, if any, reasonably requested by any Lender through the Administrative Agent.

                             (ii) With respect to each Obligor that is a
               partnership or other entity (other than a corporation), copies of the partnership agreement and other organizational document, together with such proof of authority, as shall be equivalent to those delivered pursuant to the foregoing clause (i) and as shall have been reasonably requested by the Administrative Agent or any Lender through the Administrative Agent.

                             (iii) The Subsidiary Guaranty duly executed and
               delivered by each Subsidiary of the Borrower that is a Puerto Rico Company or that owns any equity interest in a Minority Owned Entity.

                             (iv) A certificate of the Chief Financial Officer
               of the Borrower, in substantially the form of Exhibit E, attesting to the Solvency of the Borrower and the Borrower and its Subsidiaries taken as whole after giving effect to the transactions contemplated hereby.

                             (v) A favorable opinion of Leavy Rosensweig &
               Hyman, special New York counsel for the Borrower, in form and substance satisfactory to the Administrative Agent (and the Borrower hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

                             (vi) A favorable opinion of Edwin Quinones, special
               Puerto Rico counsel for the Borrower, in form and substance satisfactory to the Administrative Agent (and the Borrower hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).


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                             (vii) A favorable opinion of Fleischman & Walsh,
               special communications counsel for the Borrower, in form and substance satisfactory to the Administrative Agent(and the Borrower hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

                             (viii) A favorable opinion of Milbank, Tweed,
               Hadley & McCloy, counsel for the Administrative Agent, in form and substance satisfactory to the Administrative Agent.

               (e) The Acquisition shall have been (or shall be simultaneously) consummated in accordance with the terms of the Acquisition Agreements, including the schedules and exhibits thereto (except for any modifications, supplements or waivers thereof, or written consents or determinations made by any of the parties thereto, each of which shall be reasonably satisfactory to the Majority Lenders), and the Administrative Agent shall have received a certificate of a senior officer of the Borrower to such effect and to the effect that attached thereto are true and complete copies of the documents delivered in connection with the closing thereunder (to the extent that the Administrative Agent shall have requested the same), together with (in the case of each legal opinion delivered to the Borrower pursuant thereto) a letter from each Person delivering such opinion authorizing reliance thereon by the Administrative Agent and the Lenders.

               SECTION 3.02. Conditions Precedent to Each Borrowing . The obligation of each Lender to make an Advance on the occasion of each Borrowing (including the initial Borrowing) shall be subject to the further conditions precedent that on the date of such Borrowing (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing such statements are true):

                      (i) The representations and warranties contained in
        Section 4.01 and in each other Loan Document are correct on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date,

                      (ii) No Default has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, and

                      (iii) The ratio referred to in Section 11.10, inserted into the Senior Notes Indenture pursuant to the First


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        Supplemental Indenture and Second Supplemental Indenture referred to in the definition of "Senior Notes Indenture" in Section 1.01, shall be less than 8.50 to 1;

and (b) the Administrative Agent shall have received such other approvals, opinions or documents as any Lender through the Administrative Agent may reasonably request.

               SECTION 3.03. Determinations Under Section 3.01 . For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the initial Borrowing specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender's ratable portion of such Borrowing.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

               SECTION 4.01. Representations and Warranties of the Borrower . The Borrower represents and warrants as follows:

               (a) The Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not have a Material Adverse Effect and (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding capital stock of the Borrower has been validly issued, is fully paid and non-assessable.

               (b) The execution, delivery and performance by the Obligors of this Agreement, the Notes and the other Loan Documents and each other document to which it is or is to be a party, and the consummation of the other transactions contemplated hereby, are within the corporate or other powers of the Obligors, have been duly authorized by all necessary corporate or other action, and do not (i) contravene the


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        charter, bylaws, partnership agreement or other organizational document of the Borrower or any of its Subsidiaries, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting the Borrower or any of its Subsidiaries or any of its properties, or (iv) except as otherwise required by the Pledge Agreements or the Puerto Rico Security Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Borrower or any of its Subsidiaries. None of the Borrower nor any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which is reasonably likely to have a Material Adverse Effect.

               (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (including, without limitation, the FCC or any PUC) is required for the due execution, delivery and performance by the Obligors of any of the Loan Documents, or any Borrowing hereunder or for the ownership or control by the Borrower of all Subsidiaries or for the ownership or control by any Subsidiary of any other Subsidiary or Minority Owned Entity owned or controlled by it, except for (i) filings and recordings in respect of the Liens created pursuant to the Pledge Agreements or the Puerto Rico Security Documents, (ii) the approval by the Public Service Commission of the Commonwealth of Puerto Rico for the granting of Liens on stock of or other ownership interests in any Puerto Rico Company that holds PUC Authorizations issued by said Commission or for the granting of Liens on such PUC Authorizations and (iii) the authorizations, approvals and consents contemplated by the Acquisition Agreements, each of which will be duly issued or obtained prior to the date on which the Acquisition shall be consummated and each of which shall be in full force and effect on such date.

               (d) This Agreement is and the Notes and each other Loan Document to which the Borrower is a party when delivered hereunder will be, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, subject, in the case of enforceability, (i) to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting
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        rights generally and (ii) to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law). Each of the Support Documents when delivered hereunder will be the legal, valid and binding obligations of each Guarantor party thereto, enforceable against such Guarantor in accordance with their respective terms, subject, in the case of enforceability, (i) to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and (ii) to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

               (e) The Consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at May 31, 1996, and the related Consolidated and consolidating statements of income and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, copies of which have been furnished to each Lender, fairly present the Consolidated and consolidating financial condition of the Borrower and its Subsidiaries as at such date and the Consolidated and consolidating results of operations of the Borrower and its Subsidiaries for the fiscal year ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since May 31, 1996, there has been no Material Adverse Change. The Borrower has heretofore delivered to each Lender true and complete copies of the most recent audited and unaudited financial statements of the Minority Owned Entities supplied to it; to the best knowledge of the Borrower all such financial statements are complete and correct in all material respects.

               (f) The Consolidated and consolidating forecasted statements of income and cash flows of the Borrower and its Subsidiaries for each Fiscal Year ending May 31, 1997 through May 31, 2005, copies of which have been furnished to each Lender, were prepared in good faith on the basis of the assumptions stated therein, which assumptions were reasonable in light of conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower's best estimate of its future financial performance.

               (g) No information, exhibit, report, document, certificate or written statement, including this Agreement, furnished in writing to any Lender by or on behalf of the Borrower or any Subsidiary to the Administrative Agent or any Lender in connection with the negotiation of the Loan Documents or pursuant to the terms of the Loan Documents contained as of the


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        date so furnished any untrue statement of a material fact or omitted as of the date so furnished to state a material fact necessary to make the statements contained therein, in light of the circumstances under which such information, exhibit, report or other written information is or is to be used, not misleading, nor did such information, exhibits, reports, documents, certificates and statements, taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading. There is no fact known to the Borrower or officers of the Borrower which the Borrower has not disclosed to the Lenders in writing which in the reasonable judgment of the Borrower and such officers would have a Material Adverse Effect.

               (h) There is no pending or threatened action or proceeding against the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which, if adversely determined, is reasonably likely to have a Material Adverse Effect.

               (i) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

               (j) Following application of the proceeds of each Advance, not more than 25 percent of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a Consolidated basis) subject to the provisions of Section 5.02(f), 5.02(g) or 5.02(h) or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any affiliate of any Lender relating to Debt will be Margin Stock.

               (k) Set forth on Schedule 4.01(k) hereto, and, after the date hereof, set forth on the most recent schedule delivered pursuant to
        Section 5.03(i), is a complete and accurate list of all Subsidiaries of the Borrower, showing as of the date hereof or thereof (as to each such Subsidiary) the jurisdiction of its organization, whether such Subsidiary is a corporation, partnership or other entity, the number, and class or type, of ownership interest issued by such Subsidiary (and, in the case of a corporation, the shares of each class of capital stock authorized and the number of such shares outstanding), on the date hereof, and the percentage of the outstanding ownership interest of each such class or type owned (directly or indirectly) by the Borrower and the number of shares or other


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        ownership interest covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. Said
        Schedule 4.01(k) also identifies whether such Subsidiary is a Restricted or Unrestricted Subsidiary.

               Each such Subsidiary (i) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified and in good standing in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not have a Material Adverse Effect and (iii) has all requisite power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. The outstanding capital stock of all Wholly Owned Subsidiaries that is a corporation has been validly issued, is fully paid and non-assessable, and the ownership interests in all Subsidiaries held by the Borrower and its Subsidiaries is free and clear of all Liens, except those permitted by Sections 5.02(e) and (f).

               (l) The operations and properties of the Borrower and each of its Subsidiaries comply in all material respects with all Environmental Laws, all necessary Environmental Permits have been obtained and are in effect for the operations and properties of the Borrower and its Subsidiaries, the Borrower and its Subsidiaries are in compliance in all material respects with all such Environmental Permits, and no circumstances exist that could (i) form the basis of an Environmental Action against the Borrower, any of its Subsidiaries or any of their properties that could have a Material Adverse Effect or (ii) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

               (m) None of the properties of the Borrower or any of its Subsidiaries is listed or proposed for listing on the National Priorities List under CERCLA or on the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the Environmental Protection Agency or any analogous state list of sites requiring investigation or cleanup or is adjacent to any such property, and no underground storage tanks, as such term is defined in 42 U.S.C. ss. 6991, are located on any property of the Borrower or any of its Subsidiaries or, to the best of its knowledge, on any adjoining property.

               (n) Neither the Borrower nor any of its Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment

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        company," as such terms are defined in the Investment Company Act of
        1940, as amended. Neither the making of any Advances, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

               (o) The Borrower is, individually and together with its Subsidiaries, Solvent.

               (p) As of the date hereof and as of the date of the initial Borrowing, there exist no credit agreements, indentures, purchase agreements, obligations in respect of letters of credit, guarantees or other instruments presently in effect (including, but not limited to, Capital Lease Obligations and Debt owed by the Borrower to Affiliates) providing for, evidencing, securing or otherwise relating to any Debt of the Borrower or any of its Subsidiaries other than Debt under the Loan Documents and the Senior Notes Indenture.

               (q) There are no Liens of any nature whatsoever on any properties of the Borrower nor any Subsidiary other than (i) those permitted by
        Section 5.02(e) or 5.02(f) and (ii) nonconsensual Liens which could not, individually or in the aggregate, have a Material Adverse Effect.

               (r) None of the Borrower or any Subsidiary is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter, corporate restriction, or restriction set forth in its respective partnership agreement or other organizational document, which is reasonably likely to have a Material Adverse Effect.

               (s) (i) The Borrower and each Subsidiary have filed all tax returns (Federal, State and local) required to be filed, and paid all taxes shown thereon to be due, including interest and penalties, or provided adequate reserves for payment thereof, and (ii) the Borrower and each Subsidiary have timely filed all reports and applications required by the FCC or any PUC, in each case except such filings the failure of which to file is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

               (t) The Borrower and each Subsidiary is in compliance with the requirements of all applicable laws, rules, regulations, orders and licensing requirements of all governmental authorities the violation of which could have a Material Adverse Effect; and none of the Borrower or
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        subject of any outstanding citation, order or investigation by the FCC or any PUC which could have a Material Adverse Effect, and no such citation, order or investigation, to the knowledge of the Borrower or any Subsidiary, is contemplated by the FCC or any PUC.

               (u) Neither the Borrower nor any ERISA Affiliate has either a Multiemployer Plan or a Plan, other than a Multiemployer Plan or a Plan to which the Majority Lenders have given their consent after the date hereof.

               (v) All of the material properties, equipment and systems owned, leased or managed by the Borrower and its Subsidiaries are, and (to the best knowledge of the Borrower) all such property, equipment and systems to be acquired or added in connection with any contemplated system expansion or construction will be, in good repair, working order and condition and are and will be in compliance with all terms and conditions of the FCC Licenses and all PUC Authorizations and all standards or rules imposed by the FCC or any PUC, or as imposed under any agreements with telephone companies and customers, except for any such non-compliance that could not result in a Material Adverse Effect.

               (w) Each of the Borrower and its Subsidiaries has obtained all material FCC Licenses or PUC Authorizations required for the conduct of its business and operations as currently conducted.

               All FCC Licenses and PUC Authorizations held by the Borrower and its Subsidiaries are valid and in full force and effect without conditions except for such conditions as are generally applicable to holders of FCC Licenses and such PUC Authorizations. No event has occurred and is continuing which could (i) result in the imposition of a material forfeiture or the revocation, termination or adverse modification of any FCC License or PUC Authorization or (ii) materially and adversely affect any rights of the Borrower or any of its Subsidiaries thereunder; the Borrower has no reason to believe and has no knowledge that the FCC Licenses or PUC Authorizations presently held by the Borrower or any of its Subsidiaries will not be renewed in the ordinary course; and each of the Borrower and its Subsidiaries has sufficient time, materials, equipment, contract rights and other required resources to complete, in a timely fashion and in full, construction of the cellular telephone systems, mobile telephone systems or personal communications systems, or the local exchange services or competitive access services, to be owned and operated by it in compliance with all applicable technical standards and construction requirements and deadlines. The current ownership and operation by each of the


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        Borrower and its Subsidiaries of its cellular telephone systems, mobile telephone systems, personal communications systems, local exchange services and competitive access services, as the case may be, complies with the Communications Act of 1934, as amended, and all Rules, Regulations and Policies of the FCC, any PUC or any other governmental authority, except for such non-compliance that could not result in a Material Adverse Effect.

               (x) The Borrower has heretofore delivered to each Bank a true and complete copy of each Acquisition Agreement as in effect on the date hereof (including, any modifications or supplements thereto and any instruments or "side letters" relating thereto) and of the Senior Notes Indenture (including the First Supplemental Indenture and Second Supplemental Indenture referred to in the definition of such term in
        Section 1.01). Each of the Guarantors is an "Unrestricted Subsidiary" under and as defined in the Senior Notes Indenture.

               (y) Set forth on Schedule 4.01(y) hereto, and, after the date hereof, set forth on the most recent schedule delivered pursuant to
        Section 5.03(j), is a complete and accurate list of all entities (other than Subsidiaries) in which the Borrower or any of its Subsidiaries owns an interest, showing as of the date hereof or thereof (as to each such entity) the legal and beneficial owner of such interest, the jurisdiction of its organization, whether such entity is a corporation, partnership or other entity, the number, and class or type, of ownership interest issued by such entity (and, in the case of a corporation, the shares of each class of capital stock authorized and the number of such shares outstanding), on the date hereof, and the percentage of the outstanding ownership interest of each such class or type owned (directly or indirectly) by the Borrower or any of its Subsidiaries and the number of shares or other ownership interest covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All such ownership interests are held by the Borrower and its Subsidiaries free and clear of all Liens, except those permitted by Section 5.02(f).



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                                    ARTICLE V

                            COVENANTS OF THE BORROWER

               SECTION 5.01. Affirmative Covenants . So long as any Advance or any other amount hereunder shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower covenants and agrees that, unless the Majority Lenders shall otherwise consent in writing:

               (a) Existence. Subject to Sections 5.02(g) and 5.04, the Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries.

               (b) Payment of Taxes and Other Claims. The Borrower will, and will cause each Subsidiary to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Borrower or any Subsidiary or upon the income, profits or property of the Borrower or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, would by law become a lien upon the property of the Borrower or any Subsidiary; provided, however, that neither the Borrower nor any Subsidiary shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

               (c) Maintenance of Properties; Regulatory Compliance. The Borrower will cause all its properties used or useful in the conduct of its business to be maintained and kept in reasonably good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section shall prevent the Borrower from discontinuing the operation or maintenance of any of its properties if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its business and not disadvantageous in any material respect to the Lenders.

               The Borrower will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to comply with all laws, rules, regulations and orders of any


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        governmental authority (including the FCC and any PUC), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

               (d) Further Assurances. From time to time whenever reasonably demanded by the Administrative Agent, the Borrower will make, execute and deliver or cause to be made, executed and delivered any and all such further and other instruments and assurances as may be reasonably necessary or proper to carry out the intention or facilitate the performance of the terms of this Agreement and the other Loan Documents.

               (e) Puerto Rico Companies as Unrestricted Subsidiaries. The Borrower will cause all Puerto Rico Companies to be "Unrestricted Subsidiaries" under and as defined in the Senior Notes Indenture at all times.

               (f)  Additional Post-Closing Covenants.

               (i) Not later than 45 days (in the case of FCC Licenses) or 90 days (in the case of PUC Authorizations) after the date hereof, and at all times thereafter, the Borrower will (x) cause all FCC Licenses and PUC Authorizations (including any thereof acquired after the date hereof), relating to the operations of the Puerto Rico Companies, to be held in the name of two direct Subsidiaries (one for the FCC Licenses and one for the PUC Authorizations) of the Puerto Rico Holding Company satisfying the conditions of this paragraph (f) (each such Subsidiary of the Puerto Rico Holding Company, a "License Subsidiary"), (y) cause all assets and contract rights (including any thereof acquired after the date hereof), other than FCC Licenses and PUC Authorizations, relating to the operations of the Puerto Rico Companies, to be held in the name of one or more Subsidiaries of the Puerto Rico Holding Company (each such Subsidiary of the Puerto Rico Holding Company, an "Operating Subsidiary") and (z) will cause each such License Subsidiary and the related Operating Subsidiary to execute and deliver a license management agreement in form and substance satisfactory to the Majority Lenders pursuant to which such Operating Subsidiary will agree to manage, on behalf of such License Subsidiary, the FCC Licenses and PUC Authorizations held by such License Subsidiary.

            (ii) The Borrower will not permit any License Subsidiary to become directly or indirectly obligated in respect of any Debt (other than (x) Debt under the Support Documents and (y) in the case of a License Subsidiary that owns all of the capital stock of an Operating Subsidiary, Debt owing to the Puerto Rico Holding Company the proceeds of which are lent by such License


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        Subsidiary to such Operating Subsidiary) or to engage in any line or lines of business activity or to hold any property other than (i) FCC Licenses and PUC Authorizations, as expressly contemplated by the respective license management agreement to which such License Subsidiary is a party, (ii) capital stock of an Operating Subsidiary, (iii) other property not having an aggregate fair market value in excess of $10,000 at any one time and (iv) in the case of a License Subsidiary that owns all of the capital stock of an Operating Subsidiary, Debt owing by such Operating Subsidiary.

           (iii) The Borrower will not permit any Operating Subsidiary to become directly or indirectly obligated in respect of any Debt other than (x) Debt under the Support Documents, (y) Debt owing to the Guarantor that owns all of the capital stock of such Operating Subsidiary and (z) other Debt not exceeding $500,000 in aggregate principal amount at any one time outstanding.

            (iv) The Borrower will not permit the Puerto Rico Holding Company to become directly or indirectly obligated in respect of any Debt (other than (x) Debt under the Support Documents and (y) Debt owing to the Borrower) or to engage in any line or lines of business activity or to hold any property or contract rights other than (i) capital stock of, and Debt owing by, Operating Subsidiaries and License Subsidiaries and
        (ii) other property not having an aggregate fair market value in excess of $10,000 at any one time.

               (v) Not later than 30 days after the date hereof, the Borrower, and from time to time thereafter upon the request of the Administrative Agent, the Borrower shall furnish to the Administrative Agent a list in reasonable detail of all equipment, fixed assets, real property, leases, contracts and other property and rights owned or held by each Operating Subsidiary and, promptly (and in no event more than 10 Business Days) after the Administrative Agent shall request the same, any Operating Subsidiary to execute and deliver, and to cause each of its Subsidiaries to execute and deliver, to the Administrative Agent such mortgages, assignments, security agreements and other instruments from time to time in such form as shall be requested by the Administrative Agent in order to create Liens in substantially all of the property and rights of such Operating Subsidiary in accordance with the applicable requirements of the law of the Commonwealth of Puerto Rico.

            (vi) Upon the creation or acquisition of any Puerto Rico Company after the date hereof, the Borrower shall cause such Puerto Rico Company to become a Guarantor by causing such Puerto

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        Rico Company to execute and deliver an instrument substantially in the form of Annex 1 to the Subsidiary Guaranty and shall cause any other Puerto Rico Company that owns capital stock or other equity interests in such Puerto Rico Company to pledge such capital stock or other equity interests to the Administrative Agent for the benefit of the Lenders to secure the payment of such owner's obligations under the Subsidiary Guaranty by executing and delivering a Pledge Agreement.

           (vii) In connection with the execution and delivery by any Puerto Rico Company of any Puerto Rico Security Documents, any Puerto Rico Company becoming a Guarantor or the execution and delivery by any Puerto Rico Company of a Pledge Agreement, the Borrower shall cause to be delivered to the Administrative Agent such corporate documents, legal opinions, governmental and third party consents and other supporting documentation as the Administrative Agent may reasonably request.

               (g) Holders of Minority Equity Interests. The Borrower will not permit any Guarantor that holds any Minority Equity Interests to become directly or indirectly obligated in respect of any Debt (other than Debt under the Support Documents) or to engage in any line or lines of business activity or to hold any property or contract rights other than
        (i) Minority Equity Interests and (ii) other property not having an aggregate fair market value in excess of $10,000 at any one time.

               (h)  Benton Harbor.

               (i) Not later than 30 days after the date hereof, and at all times thereafter, the Borrower will (x) cause all FCC Licenses and PUC Authorizations (including any thereof acquired after the date hereof), and all assets and contract rights, relating to the operations of the cellular properties acquired by CBHCC in the Acquisition to be held by a Person (the "Benton Harbor Operating Company") that is a direct, Wholly Owned Unrestricted Subsidiary of a direct, Wholly Owned Unrestricted Subsidiary (the "Benton Harbor Holding Company") of the Borrower.

            (ii) The Borrower will not permit the Benton Harbor Operating Company to become directly or indirectly obligated in respect of any Debt other than (x) Debt under the Support Documents, (y) Debt owing to the Benton Harbor Holding Company and (z) other Debt not exceeding $500,000 in aggregate principal amount at any one time outstanding.

           (iii) The Borrower will not permit the Benton Harbor Holding Company to become directly or indirectly obligated in respect of


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        any Debt (other than (x) Debt owing to the Borrower and (y) Debt under the Support Documents) or to engage in any line or lines of business activity or to hold any property or contract rights other than (i) capital stock of, and Debt owing by, the Benton Harbor Operating Company and (ii) other property not having an aggregate fair market value in excess of $10,000 at any one time.

            (iv) The Borrower shall cause the Benton Harbor Holding Company and the Benton Harbor Operating Company to become Guarantors (if not already Guarantors) by causing them to execute and deliver an instrument substantially in the form of Annex 1 to the Subsidiary Guaranty and shall cause the Benton Harbor Holding Company to pledge all of the capital stock of the Benton Harbor Operating Company to the Administrative Agent for the benefit of the Lenders to secure the payment of the Benton Harbor Holding Company's obligations under the Subsidiary Guaranty by executing and delivering a Pledge Agreement.

             (v) In connection with the Benton Harbor Holding Company and the Benton Harbor Operating Company becoming a Guarantor or the execution and delivery by the Benton Harbor Holding Company of a Pledge Agreement, the Borrower shall cause to be delivered to the Administrative Agent such corporate documents, legal opinions, governmental and third party consents and other supporting documentation as the Administrative Agent may reasonably request.

               SECTION 5.02. Negative Covenants . So long as any Advance or any other amount hereunder shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower covenants and agrees that, unless the Majority Lenders shall otherwise consent in writing:

               (a) Limitation on Debt and Preferred Stock. The Borrower shall not, and shall not permit any Restricted Subsidiary to, create, incur or assume, or directly or indirectly guarantee or in any other manner become directly or indirectly liable for any Debt (including Acquired
        Debt) after the date hereof, or issue any Preferred Stock after the date hereof, except that the Borrower may (i) issue Preferred Stock that is not Disqualified Stock at any time and (ii) incur Debt or issue Disqualified Stock so long as the Debt to Annualized Operating Cash Flow of the Borrower and its Restricted Subsidiaries at the time of incurrence of such Debt or issuance of such Disqualified Stock, after giving pro forma effect thereto, is 8.5 to 1 or less, provided that (x) any such Debt of the Borrower that is not Senior Debt shall have an average life to maturity no shorter than the remaining average life to maturity of the Senior Notes and such Debt shall not have any principal payments due before the maturity of the Senior Notes and (y) upon receipt by the


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        Borrower or any Subsidiary of the proceeds of such Debt or Preferred
        Stock, the Borrower will prepay the Advances hereunder to the extent required pursuant to Section 2.09(b)(i).

               The foregoing limitations shall not apply to the following (collectively, "Permitted Debt"):

                             (i) Debt owed by the Borrower to any Wholly Owned
               Restricted Subsidiary provided that any such Debt is subordinated to the Advances and the Senior Notes;

                             (ii)  Debt under the Senior Notes;

                             (iii) other Debt existing at the date of the Senior
               Notes Indenture;

                             (iv) other Debt incurred after the date of the
               Senior Notes Indenture by the Borrower not to exceed at any time $40,000,000 less the sum of (A) the aggregate principal amount of all Debt incurred by Restricted Subsidiaries plus (B) the aggregate liquidation preference of Disqualified Stock issued by Restricted Subsidiaries pursuant to clause (v) of this paragraph, provided that, upon receipt by the Borrower or any Restricted Subsidiary of the proceeds of such Debt, the Borrower will prepay the Advances hereunder to the extent required pursuant to Section 2.09(b)(i);

                             (v) Debt incurred and Preferred Stock issued by
               Restricted Subsidiaries, so long as the sum of (A) the aggregate principal amount of all Debt of Restricted Subsidiaries plus (B) the aggregate liquidation preference of all outstanding Preferred Stock issued by Restricted Subsidiaries shall not exceed at any time $10,000,000, provided that, upon receipt by the Borrower or any Restricted Subsidiary of the proceeds of such Debt or Preferred Stock, the Borrower will prepay the Advances hereunder to the extent required pursuant to Section 2.09(b)(i); and

                             (vi) Debt in respect of any interest rate
               protection or hedging arrangements entered into by the Borrower to fix the floating interest rate or float the fixed interest rate of any Debt permitted hereunder,

        provided that "Permitted Debt" shall not include any Debt incurred to exchange, refinance or refund any of the foregoing Debt (or the exchange, refinancing or refunding of any other Debt of the Borrower or any of its Subsidiaries).


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               (b) Limitations on Restricted Payments. The Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, (A) declare or pay any dividend on, or make any distribution in respect of (other than dividends and distributions payable exclusively in Capital Stock, other than Disqualified Stock), or purchase, redeem or retire for value any Capital Stock of the Borrower or any Restricted Subsidiary (except Capital Stock held by the Borrower or a Wholly Owned Restricted Subsidiary), other than in exchange for the Borrower's own Capital Stock (other than Disqualified Stock), (B) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, more than one year prior to a scheduled principal payment or maturity, Debt of the Borrower that is expressly subordinated in right of payment to the Advances or the Senior Notes or (C) make any Restricted Investments (such payments or any other actions described in (A), (B) and (C) collectively "Restricted Payments"), unless (i) at the time of and immediately after giving effect to the proposed Restricted Payment, no Default or Event of Default shall have occurred and be continuing,
        (ii) the proposed Restricted Payment is an Investment in a Guarantor and
        (iii) at the time of and immediately after giving effect to the proposed Restricted Payment, the aggregate amount of all Restricted Payments declared or made after October 31, 1993 shall not exceed, at the date of determination, an amount equal to Cumulative Operating Cash Flow from October 31, 1993 to the end of the most recently ended Fiscal Quarter, taken as a single accounting period, less 1.2 times Cumulative Total Interest Expense from October 31, 1993 to the end of the most recently ended Fiscal Quarter, taken as a single accounting period.

               The foregoing provisions shall not prevent (i) the payment of any dividend within 60 days after the date of its declaration if at the date of declaration such payment would be permitted by such provisions; (ii) any transaction with an officer or director of the Borrower entered into in the ordinary course of business (including compensation or employee benefit arrangements with any such person); (iii) payments made on shares of Existing Preferred Stock in accordance with its terms as in effect on the date hereof; (iv) the making of Permitted Investments or
        (v) the making of Investments in Guarantors not otherwise permitted by the foregoing provisions in an amount up to $25,000,000, such amount increased by the sum of (A) an amount equal to the value received by the Borrower from the issuance or sale by the Borrower (other than to a Restricted Subsidiary) after October 31, 1993 of Capital Stock (other than Capital Stock issued after the date hereof for cash or sold after the date hereof for cash and other than Disqualified Stock) (the value received if other than cash, as determined by


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        the Board of Directors of the Borrower, whose determination shall be conclusive and evidenced by a Board Resolution except that if such issuance or sale is made in Capital Stock of the Borrower for which there is an active public trading market, the value of such issuance or sale shall be the market value of such Capital Stock at the date of issuance), plus (B) dividends or distributions from Unrestricted Subsidiaries to the extent not included in Operating Cash Flow, less (C) the amount of payments made pursuant to clause (iii) of this paragraph.

               (c) Limitations on Transactions with Affiliates. The Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or cause to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate unless (A) such transaction or series of transactions is on terms that are no less favorable to the Borrower or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction with an unrelated third party and (B) the Borrower delivers to the Administrative Agent with respect to a transaction or series of transactions involving aggregate payments in excess of $10,000,000 an Officers' Certificate certifying that such transaction or series of transactions complies with clause (A) above and either (i) such transaction or series of transactions is approved by a majority of the disinterested members of the Board of Directors of the Borrower or (ii) such transaction or series of transactions is approved by a majority of the entire Board of Directors and the Borrower has delivered to the Administrative Agent an opinion that such transaction or series of transactions is fair to the Borrower or such Restricted Subsidiary from a financial point of view issued by an investment banking firm of national standing. Notwithstanding the foregoing, the foregoing provisions shall not apply to (w) any transaction with an officer or director of the Borrower entered into in the ordinary course of business (including compensation or employee benefit arrangements with any such person), (x) any transaction entered into by the Borrower or one of its Restricted Subsidiaries with a Restricted Subsidiary of the Borrower,
        (y) transactions in existence or approved by the Board of Directors of the Borrower on or prior to the date hereof or (D) Restricted Payments permitted under subsection (b) above and any Permitted Investments.


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               (d) Limitations on Dividend Restrictions Affecting Subsidiaries.
        The Borrower shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective or enter into any agreement with any Person that would cause any consensual encumbrance or restriction of any kind (except for Permitted Debt) on the ability of any Restricted Subsidiary to (A) pay dividends or make any other distribution on its Capital Stock, (B) pay any Debt owed to the Borrower or any Restricted Subsidiary, (C) make loans or advances to the Borrower or any Restricted Subsidiaries or (D) transfer any of its property or assets to the Borrower or any Restricted Subsidiary, other than such encumbrances or restrictions (i) existing as of the date hereof, (ii) created in connection with any permitted refinancing, refunding or replacement of any Debt; provided, however, that the encumbrances or restrictions contained in the agreements governing any such refinancing, replacement or refunding of Debt shall be no more restrictive than the encumbrances or restrictions set forth in the agreements governing the Debt being refinanced as in effect immediately prior to such refinancing (except that an encumbrance or restriction that is not more restrictive than those set forth in subsection (b) above with respect to any Restricted Subsidiary shall in any event be permitted hereunder) or (iii) created pursuant to an asset sale agreement, stock sale agreement or similar instrument pursuant to which any sale of assets permitted hereunder is to be consummated, so long as such restrictions shall be effective only for the period from the execution and delivery of such agreement or instrument through a termination date not later than 180 days after the satisfaction of all closing conditions in such agreement or instrument.

               (e) Limitations on Liens Securing Debt. The Borrower shall not, and shall not permit any of its Subsidiaries (other than Guarantors) to, directly or indirectly, create, incur or assume any Liens (other than Permitted Liens) of any kind against or upon any of its property or assets, or any proceeds therefrom, to secure Debt (including any of the Senior Notes) unless contemporaneously therewith effective provision is made to secure the Advances and the Senior Notes equally and ratably with such Debt with a Lien on the same assets securing such Debt and, for so long as such Debt is a subordinated obligation, the Lien securing such Debt shall be subordinated and junior to the Lien securing the Advances and the Senior Notes with the same or lesser relative priority as such subordinated obligation shall have with respect to the Advances and the Senior Notes.

               (f) Negative Pledge. The Borrower shall not permit any Guarantor to create, incur, assume or suffer to exist any Lien


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        on or with respect to any of its properties, whether personal or real, and whether tangible or intangible, now owned or hereafter acquired, or permit any Guarantor to sign or file, under the Uniform Commercial Code of any jurisdiction, a financing statement that names such Guarantor as debtor, or permit any Guarantor to sign any security agreement authorizing any secured party thereunder to file any such financing statement, or permit any Guarantor to assign any right to receive income constituting any such collateral, excluding, however, from the operation of the foregoing restrictions, Liens:

                             (i) for taxes, assessments or governmental charges
               or levies on property of a Guarantor if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves have been established;

                             (ii) imposed by law, such as carrier's,
               warehouseman's and mechanic's liens and other similar liens arising in the ordinary course of business;

                             (iii) arising out of pledges or deposits under
               worker's compensation laws or similar legislation, arising in the ordinary course of business;

                             (iv) constituting easements, rights of way and
               other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes;

                             (v) arising in connection with Capital Lease
               Obligations and encumbering only the assets covered by such Capital Lease Obligations;

                             (vi) constituting purchase money Liens on or in
               property acquired or held by a Guarantor in the ordinary course of business to secure the purchase price of such property or to secure Debt incurred solely for the purpose of financing the acquisition of such property, or Liens existing on such property at the time of its acquisition; provided that the Debt secured thereby does not exceed the purchase price thereof; or

                       (vii) limitations on transfer and rights of first refusal
               with respect to the Minority Equity Interests contained in the respective partnership agreements creating


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               the Persons in which the Minority Equity Interests are held.

        provided, however, the aggregate principal amount of the Debt secured by the Liens referred to in clauses (v) and (vi) shall not exceed $100,000 at any one time outstanding.

               (g) Mergers, Etc. The Borrower shall not permit any of it Subsidiaries to merge or consolidate with or into, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person except that, subject to Sections 5.01(f) and 5.04, (i) any Wholly Owned Subsidiary may merge or consolidate with or into, or dispose of assets to, or acquire assets of, any Wholly Owned Subsidiary and (ii) any Subsidiary may merge into, or dispose of assets to, the Borrower, provided in each case that, immediately prior to and after giving effect to such transaction, no Default shall have occurred or be continuing and in the case of any such merger to which the Borrower is a party, the Borrower is the surviving entity.

               (h) Sales Etc. of Assets. The Borrower shall not sell, assign, lease, transfer or otherwise dispose of, or permit any Subsidiary to sell, assign, lease, transfer or otherwise dispose of, any of its assets, including (without limitation) substantially all assets constituting the business of a division, branch or other unit operation, except (i) for sales of assets in the ordinary course of its business,
        (ii) in a transaction authorized by subsection (g) of this Section 5.02 and (iii) for other sales (including dispositions of obsolete equipment no longer needed in the conduct of the Borrower's or such Restricted Subsidiary's business), so long as the aggregate Net Cash Proceeds (under and as defined in the Senior Notes Indenture) received in connection with all such sales shall not require any prepayment or redemption of Senior Notes under the Senior Notes Indenture.

               In addition, the Borrower shall not permit any Guarantor to sell, assign, lease, transfer or otherwise dispose of, any of its assets except (i) for sales of assets in the ordinary course of its business and (ii) and dispositions of obsolete equipment no longer needed in the conduct of the Borrower's or such Restricted Subsidiary's business in an aggregate amount up to but not exceeding $100,000 during any fiscal year.

               (i) Modifications of Certain Documents. The Borrower shall not consent to any modification, supplement or waiver of any of the Senior Note Documents or the Acquisition Agreements,


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        without in any such case (i) giving the Administrative Agent not less than ten Business Days' prior notice thereof and (ii) if such modification, supplement or waiver is material, obtaining the prior consent of the Administrative Agent (with the approval of the Majority Banks).

               (j) Prepayment of Senior Notes. The Borrower will not, nor will it permit any of its Subsidiaries to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any of the Senior Notes, except for payments of principal and interest required to be made in respect of the Senior Notes in accordance with the terms thereof as in effect on the date hereof (or as originally in effect, in the case of any Senior Notes issued after the date hereof).

               (k) Debt of Guarantors. Except as expressly permitted by Section 4.01(f) or 4.01(h), the Borrower shall not permit any Guarantor to create, incur, assume, suffer to exist, or directly or indirectly guarantee or in any other manner be or become liable for any Debt.

               SECTION 5.03. Reporting Requirements . So long as any amount hereunder shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will, unless the Majority Lenders shall otherwise consent in writing, furnish to the Administrative Agent for distribution to the Lenders:

               (a) as soon as possible and in any event within five Business Days after the occurrence of each Default continuing on the date of such statement, a statement of a Financial Officer of the Borrower setting forth details of such Default and the action which the Borrower has taken or proposes to take with respect thereto;

               (b) as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, Consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such quarter and the related Consolidated and consolidating statements of operations, statements of retained earnings and statements of cash flows of such Persons for such quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by a Financial Officer of the Borrower as


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        having been prepared in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e);

               (c) as soon as available and in any event within 90 days after the end of each Fiscal Year of the Borrower, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, including therein Consolidated and consolidating balance sheets of such Persons in each case as at the end of such Fiscal Year and the related Consolidated and consolidating statements of operations, statements of retained earnings and statements of cash flows of such Persons for such Fiscal Year, which Consolidated financial statements of the Borrower and its Subsidiaries shall have been duly certified by Deloitte & Touche or other independent certified public accountants of recognized standing reasonably acceptable to the Majority Lenders which certificate shall be accompanied by a statement of such accounting firm to the Administrative Agent stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, nothing came to their attention that caused them to believe the Borrower was not in compliance with Section 5.01(a), insofar as such Section relates to accounting matters, and which other financial statements shall have been duly certified by a Financial Officer of the Borrower as having been prepared in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e);

               (d) promptly after the commencement thereof, notice of all actions, suits and proceedings of the type described in Section 4.01(h) before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and notice of an adverse development in any such action, suit or proceeding (including any such action, suit or proceeding in existence on the date hereof);

               (e) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which the Borrower or any Subsidiary sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, which the Borrower or any Subsidiary files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, with any national securities exchange or with the FCC or any governmental authority which has issued a PUC Authorization to the Borrower or any Subsidiary;


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               (f) as soon as available and in any event within 90 days after the end of each fiscal year, an updated 10-year forecast of the Borrower and its Subsidiaries (in format and detail consistent with the forecast delivered pursuant to Section 4.01(f));

               (g) promptly after the filing or receiving thereof, copies of all reports and notices which the Borrower or any Subsidiary files under ERISA with the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Borrower or any Subsidiary receives from such Corporation or Department;

               (h) as soon as available and in any event within 45 days after the end of each quarterly fiscal period of each fiscal year of the Borrower, a report identifying any FCC License or PUC Authorization that has been lost, surrendered or canceled during such period, and within 10 Business Days of the receipt of the Borrower or any of its Subsidiaries of notice that any FCC License or PUC Authorization has been lost or canceled, copies of any such notice accompanied by a report describing the measures undertaken by the Borrower or any of its Subsidiaries to prevent such loss or cancellation (and the anticipated impact, if any, that such loss or cancellation will have upon the business of the Borrower and its Subsidiaries);

               (i) within 15 days after any change occurs with respect to any information regarding any Subsidiary contained in the most recent schedule furnished under this Section 5.03(i) or, if no such schedule has been furnished, in Schedule 4.01(k), a schedule, in substantially the form of Schedule 4.01(k), setting forth as of the date such schedule is furnished the information described in the first sentence of Section 4.01(k);

               (j) within 15 days after any change occurs with respect to any information regarding the Borrower or any of its Subsidiaries contained in the most recent schedule furnished under this Section 5.03(j) or, if no such schedule has been furnished, in Schedule 4.01(y), a schedule, in substantially the form of Schedule 4.01(y), setting forth as of the date such schedule is furnished the information described in the first sentence of Section 4.01(y);

               (k) as soon as available and in any event within 60 days after the end of each Fiscal Quarter of each Fiscal Year of the Borrower, a certificate of a Financial Officer of the Borrower substantially in the form of Exhibit I hereto as to the compliance by the Borrower with paragraphs (a) and (b) of Section 5.02 as at the end of such Fiscal Quarter and setting forth the number of subscribers to the cellular, mobile


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        telephone and personal communications, competitive access and local exchange systems and services provided by the Borrower and its Subsidiaries (broken out on a Subsidiary-by-Subsidiary basis), and all capital calls by, and distributions from, Minority Owned Entities during such Fiscal Quarter;

               (l) promptly upon the Borrower's obtaining knowledge thereof, notice of any issuance of a, or change in the, rating of any of the Borrower's long term Debt (including the Senior Notes);

               (m) the receipt of any notice from the FCC or any PUC of the imposition of any forfeiture against the Borrower or any of its Subsidiaries or the designation of a hearing or the initiation of any proceeding which could result in the expiration without renewal, termination, revocation, suspension, modification or impairment of any FCC License or PUC Authorization now or hereafter held by the Borrower or any of its Subsidiaries, to the extent that such expiration, termination, revocation, suspension, modification or impairment could have a Material Adverse Effect;

               (n) the enactment or promulgation after the date hereof of any Federal, state or local statute, regulation or ordinance or judicial or administrative decision or order (or, to the extent the Borrower has knowledge thereof, any such proposed statute, regulation, ordinance, decision or order, whether by the introduction of legislation or the commencement of rulemaking or similar proceedings or otherwise) affecting or relating to the operation of the business of the Borrower or any of its Subsidiaries (including, without limitation, any statutes, regulations, decisions or orders affecting the cellular telephone, mobile radio telephone, personal communication, local exchange or competitive access service industries generally and not directed against the Borrower and its Subsidiaries specifically) which has been issued or adopted (or which has been proposed) and which could reasonably be expected to have a Material Adverse Effect; and

               (m) such other information respecting the business or properties or the condition or operations, financial or otherwise, of the Borrower or any Subsidiary, as the Administrative Agent or any Lender may from time to time reasonably request.

               SECTION 5.04. Consolidation, Merger, Conveyance, Transfer or Lease . Except as required by Section 5.01(f) hereof, the Borrower shall not, and shall not permit any other Obligor to, consolidate with or merge into any
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transfer or lease its properties and assets substantially as an entirety to any
Person, unless (other than the case of any Guarantor):

               (a) in case the Borrower shall consolidate with or merge into another corporation or other entity or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the entity formed by such consolidation or into which the Borrower is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Borrower substantially as an entirety
        (i) shall be a corporation organized and existing under the laws of the United State of America, any State thereof or the District of Columbia,
        (ii) shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Administrative Agent, in form satisfactory to the Administrative Agent, the due and punctual payment of the principal of and interest on the Advances and the performance of every covenant of this Agreement and the other Loan Documents on the part of the Borrower to be performed or observed and (iii) shall deliver to the Administrative Agent such proof of existence and corporate action and such opinions of counsel as shall be consistent with those delivered hereunder pursuant to Section 3.01(d) in connection with the initial Advances hereunder, and covering such other matters as the Administrative Agent shall reasonably request; and

               (b) the Borrower has delivered to the Administrative Agent an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental agreement is required in connection with such transaction, such supplemental agreement comply with this Section 5.04 and that all conditions precedent herein provided for relating to such transaction have been complied with.

               Upon any consolidation by the Borrower with or merger by the Borrower into any other corporation or other entity or any conveyance, transfer or lease of the properties and assets of the Borrower substantially as an entirety in accordance with the foregoing provisions of this Section 5.04, the successor entity formed by such consolidation or into which the Borrower is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Borrower under this Agreement and the other Loan Documents with the same effect as if such successor entity had been named as the Borrower herein, and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under this Agreement and the other Loan Documents.



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                                   ARTICLE VI

                                EVENTS OF DEFAULT

               SECTION 6.01. Events of Default . If any of the following events ("Events of Default") shall occur and be continuing:

               (a) The Borrower shall (i) fail to pay or prepay any principal of, or interest on, any Advance when the same becomes due and payable or
        (ii) fail to pay any other amount hereunder when the same becomes due and payable and, in the case of this clause (ii), such failure shall continue unremedied for five or more days; or

               (b) Any representation or warranty made or deemed made by any Obligor in or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

               (c) The Borrower fails to observe, perform or comply with any of its agreements or covenants pursuant to Section 5.02(g), 5.02(h) or 5.04; or

               (d) The Borrower fails to observe, perform or comply with any of its agreements or covenants pursuant to Section 5.02 (other than paragraphs (g) and (h) thereof), and such default or breach continues for a period of 30 days after there has been given, by registered or certified mail, to the Borrower by the Administrative Agent or to the Borrower and the Administrative Agent by any Lender a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

               (e) Any Obligor fails to observe, perform or comply with any of its other agreements or covenants in, or provision of, this Agreement or any other Loan Document, and such default or breach continues for a period of 30 days after there has been given, by registered or certified mail, to the Borrower by the Administrative Agent or to the Borrower and the Administrative Agent by any Lender specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

               (f) The Borrower or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt (but excluding Debt evidenced by the Notes) of the Borrower or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall


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        continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt, and the aggregate amount of all such Debt with respect to which any such failure shall have occurred and be continuing shall equal or exceed $10,000,000 (such Debt in such aggregate amount being referred to herein as "Material Debt"); or any other event shall occur or condition shall exist under any agreement or instrument relating to any Material Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Material Debt; or any such Material Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Material Debt shall be required to be made, in each case prior to the stated maturity thereof; or

               (g) Any final judgment or judgments, in an amount of $10,000,000 or more, in the aggregate, are entered by a court or courts of competent jurisdiction against the Borrower or any of its Subsidiaries and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged judgments equal or exceeds $10,000,000; or

               (h) The Borrower or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or

               (i) Any proceeding shall be instituted by or against the Borrower or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any Bankruptcy Law, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted or consented to by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or any of its Subsidiaries shall take any corporate action to authorize any of the actions set

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        forth above in this paragraph (i) or the foregoing paragraph (h); or

               (j) Any material provision of any Loan Document shall for any reason cease to be binding on or enforceable against the respective Obligor party thereto; or

               (k) There shall occur in the reasonable judgment of the Majority Lenders any Material Adverse Change; or

               (l) Any ERISA Event shall have occurred with respect to a Plan and the sum of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or, in the case of a Plan with respect to which an ERISA Event described in clause (iii) through (vi) of the definition of ERISA Event shall have occurred and then exist, the liability related thereto) is equal to or greater than $10,000,000; or

               (m) The Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower and its ERISA Affiliates as Withdrawal Liability, exceeds $5,000,000 or requires payments exceeding $10,000,000 per annum; or

               (n) The Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan year of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $10,000,000; or

               (o) The Borrower or any Subsidiary shall suffer the cancellation, non-renewal or adverse modification of any one or more FCC Licenses or PUC Authorizations that, in the aggregate, in the judgment of the Majority Lenders, are reasonably likely to result in a Material Adverse Effect and the same shall continue uncured for a period of 45 or more days after notice thereof to the Borrower by the Majority Lenders; or


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               (p) The Liens created by the Pledge Agreements and the Puerto
        Rico Security Documents shall at any time not constitute a valid and perfected Lien on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Administrative Agent, free and clear of all other Liens (other than Liens permitted under Section 5.02(e) or 5.02(f) hereof or under the respective Pledge Agreements or Puerto Rico Security Documents), or, except for expiration in accordance with its terms, any of the Support Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any Obligor; or

               (q) Any Change of Control (under and as defined in the Senior Notes Indenture as in effect on the date hereof) shall occur and be continuing, or Century Communications Corp. and Citizens Utilities Company (or Subsidiaries of either of the foregoing) shall cease to hold in the aggregate at least 51% of the Voting Stock of the Borrower;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the Advances, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, in the event of an Event of Default referred to in paragraph
(h) or (i) of this Section 6.01, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.


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                                   ARTICLE VII

                            THE ADMINISTRATIVE AGENT

               SECTION 7.01. Authorization and Action . Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or any other Loan Document (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to any Loan Document or applicable law. The Administrative Agent agrees to give each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

               SECTION 7.02. Administrative Agents' Reliance, Etc . None of the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender which is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07;
(ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with any Loan Document or for any financial projection or other information furnished by the Borrower before or after the execution of this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of the Borrower or any other Person or to inspect the property (including the books and records) of the Borrower;
(v) shall not be responsible


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to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with any Loan Document or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

               SECTION 7.03. The Administrative Agents and its Affiliates . With respect to its Commitment and the Advances made by it and the Notes issued to it, the Administrative Agent, in its capacity as a Lender hereunder, shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not an Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include the Administrative Agent in its individual capacity. The Administrative Agents and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if the Administrative Agent was not the Administrative Agent and without any duty to account therefor to the Lenders.

               SECTION 7.04.  Lender Credit Decision .

               (a) Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

               (b) Without limiting the foregoing, each Lender acknowledges that the Administrative Agent is not responsible for the forecasts and projections received from time to time by such Lender whether or not such forecasts or projections were prepared by the Borrower, any other Obligor, the Administrative Agent or any other party or based on information provided by any such party. The Administrative Agent makes no representation or warranty whatsoever as to the truth, accuracy or content of the information contained therein.


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               SECTION 7.05. Indemnification by Lenders . The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Notes then owing to each of them (or if no Notes are at the time outstanding or if any Notes are held by persons which are not Lenders ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent under this Agreement; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from gross negligence or willful misconduct on the part of the Administrative Agent. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Loan Document, or in connection with any refinancing or restructuring of the credit arrangements provided pursuant to the Loan Documents, including, without limitation, in the nature of a workout or of any insolvency or bankruptcy proceedings to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower.

               SECTION 7.06. Successor Administrative Agent . The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent so long as all of the long-term public senior debt securities of such successor Administrative Agent are rated at least "BBB-" by Standard & Poor's Corporation or "Baa3" by Moody's Investors Service, Inc. at the time of its acceptance of appointment as successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof, having a combined capital and surplus of at least $50,000,000 and all of whose long-


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term public senior debt securities are rated at least "BBB-" by Standard &
Poor's Corporation or at least "Baa3" by Moody's Investors Service, Inc. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

               SECTION 8.01. Amendments, Etc . No amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) waive any of the conditions specified in Article III, (b) increase the Commitments of the Lenders or subject the Lenders to any additional obligations,
(c) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action hereunder or (f) amend this Section 8.01; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any Note.

               SECTION 8.02. Notices, Etc . All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to the Borrower, at its address at c/o Century Communications Corp., 50 Locust Avenue, New Canaan, Connecticut 06840,
Attention: Treasurer, with a copy to David Z. Rosensweig, Esq., Leavy Rosensweig & Hyman,


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11 East 44th Street, New York, New York 10017; if to any Bank, at its Domestic
Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Administrative Agent, at its address at 399 Park Avenue, New York, New York 10043, Attention:
Global Media and Communications; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall be effective when received by the addressee thereof.

               SECTION 8.03. No Waiver; Remedies . No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

               SECTION 8.04.  Costs, Expenses and Taxes .

               (a) The Borrower agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery, administration (other than routine administrative expenses), modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under this Agreement. The Borrower further agrees to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses) of the Administrative Agent and each of the Lenders, in connection with the enforcement (whether through negotiations, legal proceedings or otherwise and whether or not resulting in a settlement of any claim, proceeding or case) of, or legal advice in respect of rights and responsibilities under, this Agreement, the Notes and the other documents to be delivered hereunder or in connection with the refinancing or restructuring of the credit arrangements provided pursuant to the Loan Documents, including, without limitation, in the nature of a workout or insolvency or bankruptcy proceedings, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 8.04(a).

               (b) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to



                                Credit Agreement

Section 2.07(f) or 2.11, acceleration of the maturity of the Notes pursuant to
Section 6.01 or for any other reason, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance. A certificate as to such amounts, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

               SECTION 8.05. Right of Set-off . Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and any Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 8.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

               SECTION 8.06. Binding Effect . This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.



                                Credit Agreement

               SECTION 8.07.  Assignments and Participations .

               (a) Each Lender may and, if demanded by the Borrower (following a demand by the Lender pursuant to Section 2.10(a) and 2.10(b)) upon at least 5 Business Days' notice to such Lender and the Administrative Agent, shall assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Note or Notes held by it); provided, however,
(i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement, (ii) except in the case of assignments to affiliates or other Lenders, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 and shall be an integral multiple of $1,000,000, (iii) each such assignment shall be to an Eligible Assignee, (iv) each such assignment made as a result of a demand by the Borrower shall be arranged by the Borrower after consultation with the Administrative Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (v) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrower unless and until such Lender shall have received one or more payments from either the Borrower or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement and
(vi) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $2,500. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least 5 days after the execution and delivery thereof to the Administrative Agent, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining


                                Credit Agreement
portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

               (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant to any Loan Document; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under any Loan Document; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under any Loan Document as are delegated to them by the terms hereof, together with such powers as are reasonably incidental thereto; and
(vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of any Loan Document are required to be performed by it as a Lender.

               (c) The Administrative Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.



                                Credit Agreement

               (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

               (e) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Advances owing to it); provided, however, (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder and the Advances owing to it and the Note or Notes held by it) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (iv) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

               (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower, its Subsidiaries or any Minority Owned Entity furnished to


                                Credit Agreement
such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Borrower received by it from such Lender.

               (g) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

               SECTION 8.08. Indemnification by the Borrower . The Borrower agrees to indemnify and hold harmless the Administrative Agent, each Lender and CSI and each of their respective affiliates, and each oftheir respective officers, directors, employees, agents, advisors, representatives, and controlling persons (each, an "Indemnified Party") from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses and disbursements (including, without limitation, fees and disbursements of counsel and reasonable allocated costs of in-house counsel) of any kind or nature whatsoever which may be imposed on, incurred by or asserted against any Indemnified Party in connection with or arising out of, or in connection with the preparation of a defense of, (a) any investigation, litigation, or proceeding related to any acquisition or proposed acquisition by the Borrower, or by any Subsidiary or Affiliate of the Borrower, of all or any portion of the stock or substantially all the assets of any Person or (b) any other investigation, litigation or proceeding involving the Borrower or any of its Affiliates, in each case whether or not such investigation, litigation or proceeding is brought by the Borrower or any of its Affiliates or any of their directors, shareholders or creditors or an Indemnified Party is otherwise a party thereto, except to the extent that such claim, damage, liability, obligation, loss, penalty, action, judgment, suit, cost, expense or disbursement is found in a final judgment by a court of competent jurisdiction to have resulted from (i) the gross negligence or willful misconduct of such Indemnified Party or such Indemnified Party's affiliates, or (ii) if such Indemnified Party is the Administrative Agent, a Lender, CSI or any of their respective affiliates, the gross negligence or willful misconduct of such Indemnified Party's officers, directors, employees, agents, advisors, representatives and controlling persons or (iii) if such Indemnified Party is an officer, director, employee, agent, advisor, representative or controlling person of another Indemnified Party, the gross negligence or willful misconduct of such other Indemnified Party.


                                Credit Agreement

               SECTION 8.09. Confidentiality . In connection with the negotiation and administration of this Agreement and the other Loan Documents, the Borrower has furnished and will from time to time furnish to the Administrative Agent and the Lenders (each, a "Recipient") written information which is identified to the Recipient in writing when delivered as confidential (such information, other than any such information which (i) was publicly available, or otherwise known to the Recipient, at the time of disclosure, (ii) subsequently becomes publicly available other than through any act or omission by the Recipient or (iii) otherwise subsequently becomes known to the Recipient other than through a Person whom the Recipient knows to be acting in violation of his or its obligations to the Borrower, being hereinafter referred to as "Confidential Information"). The Recipient will treat confidentially any Confidential Information in accordance with such procedures as the Recipient applies generally to information of that nature. It is understood, however, that the foregoing will not restrict the Recipient's ability to freely exchange such Confidential Information with (i) directors, employees, auditors, accountants or counsel of such Recipient or its affiliates and (ii) current or prospective assignees of and participants in the Recipient's position herein, but in the case of prospective assignees of and participants in the Recipient's position herein, the Recipient's ability to so exchange Confidential Information shall be conditioned upon any such prospective assignee's or participant's entering into an understanding as to confidentiality similar to this provision. It is further understood that the foregoing will not prohibit the disclosure of any or all Confidential Information if and to the extent that such disclosure may be required (i) by a regulatory agency or otherwise in connection with an examination of the Recipient's records by appropriate authorities, (ii) pursuant to court order, subpoena or other legal process or in connection with any pending or threatened litigation, (iii) pursuant to any order, regulation or ruling applicable to such Recipient or at the express direction of any other authorized governmental agency, (iv) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Recipient or to the Federal Reserve Board or the FDIC or similar organizations (whether in the United States or elsewhere) or their successors, (v) otherwise as required by law, or (vi) in order to protect its interests or its rights or remedies hereunder or under the other Loan Documents; in the event of any required disclosure under clause (ii), (iii), (iv) or (v) above, the Recipient agrees to use reasonable efforts to inform the Borrower as promptly as practicable.

               SECTION 8.10. Governing Law . This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.


                                Credit Agreement

               SECTION 8.11. Execution in Counterparts . This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

               SECTION 8.12. WAIVER OF JURY TRIAL . EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

               SECTION 8.13. Submission to Jurisdiction; Waivers . The Borrower hereby irrevocably and unconditionally:

               (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

               (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

               (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail return receipt requested (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 8.02 or at such other address of which the Administrative Agent shall have been notified pursuant thereto with a copy to Leavy Rosensweig & Hyman, 11 East 44th Street, New York, New York 10017, Attention David Z. Rosensweig, Esq.; and

               (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.


                                Credit Agreement

               SECTION 8.14. Acknowledgments . The Borrower hereby acknowledges that:

               (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the Notes and the other Loan Documents;

               (b) none of the Administrative Agents or Lenders has any fiduciary relationship to the Borrower, and the relationship between the Administrative Agent and Lenders, on one hand, and Borrower, on the other hand, is solely that of debtor and creditor; and

               (c) no joint venture exists among the Borrower and the Lenders.

               IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                            BORROWER

                                            CENTENNIAL CELLULAR CORP.



                                            By:  /s/ Scott N. Schneider
                                                ________________________________
                                                Title:  Senior Vice President
                                                        Treasurer
                                                        Chief Financial Officer





                                Credit Agreement

                                            ADMINISTRATIVE AGENT

                                            CITIBANK, N.A.,
                                              as Administrative Agent



                                            By: /s/ Mary S. Thomas
                                                ________________________________
                                                Title:  Attorney-In-Fact

                                              BANKS

Commitment
----------
$50,000,000                                 CITIBANK, N.A.

                                            By: /s/ Mary S. Thomas
                                                ________________________________
                                                Title:  Attorney-In-Fact






                                Credit Agreement

                                                                      Schedule I


Lender                                      Domestic Lending Office
------                                      -----------------------
Citibank, N.A.                              Citibank, N.A.
                                            399 Park Avenue
                                            New York, New York 10043



                            SCHEDULE 4.01(k) and (y)
                                     to the
                                Credit Agreement

                                       State of       Par Value of Capital     Shares       Shares
Name of Company                        Organization   Stock                    Authorized   Outstanding
-------------------------------------  -------------  ----------------------   ----------   -----------

I. DIRECT SUBSIDIARIES OF CENTENNIAL CORP. ('BORROWER')
Owned 100% by Borrower
Century Roanoke Cellular Corp.         Delaware       common par value $1.00       1000          1000
Century Roanoke Cellular Corp.         Virginia       common par value $1.00       5000          5000
Century Elkhart Cellular Corp.
("Century Elkhart")                    Delaware       common par value $1.00       1000          1000
Century Michiana Cellular Corp.
("Century Michiana")                   Delaware       common par value $1.00       1000          1000
Century South Bend Cellular Corp.
("South Bend")                         Delaware       common par value $1.00       1000          1000
Century Charlottesville Cellular
Corp.                                  Virginia       common par value $1.00       1000           100
Century Charlottesville Cellular
Corp.                                  Delaware       common par value $1.00       1000           100
Century Lynchburg Cellular Corp.       Delaware       common par value $1.00       1000           100
Century Lynchburg Cellular Corp.       Virginia       common par value $1.00       5000           100
Century Rural Cellular Corp.           Delaware       common par value $1.00       1000           100
Century Montgomery Cellular Corp.      Delaware       common par value $1.00       1000           100

                                                                                            Outstanding
                                                    Entity Type           Restricted        Options,
                                                    Corporation ("c")     Subsidiary ("r")  Warrants, Rights
                                        Certificate Partnership ("p")     Unrestricted      of Conversion,
Name of Company                         Number(s)   Joint Venture ("j")   Subsidiary ("u")  etc. Liens*
-------------------------------------   ----------  -------------------   ----------------  ----------------
1. DIRECT SUBSIDIARIES OF CENTENNIAL CORP. ('BORROWER')
Owned 100% by Borrower
Century Roanoke Cellular Corp.                1                  c               r                None
Century Roanoke Cellular Corp.                1                  c               r                None
Century Elkhart Cellular Corp.
("Century Elkhart")                           1                  c               r                None
Century Michiana Cellular Corp.
("Century Michiana")                          1                  c               r                None
Century South Bend Cellular Corp.
("South Bend")                                1                  c               r                None
Century Charlottesville Cellular
Corp.                                         1                  c               r                None
Century Charlottesville Cellular
Corp.                                         1                  c               r                None
Century Lynchburg Cellular Corp.              1                  c               r                None
Century Lynchburg Cellular Corp.              1                  c               r                None
Century Rural Cellular Corp.                  1                  c               r                None
Century Montgomery Cellular Corp.             1                  c               r                None

* For borrowed funds.

                            SCHEDULE 4.01(k) and (y)
                                     to the
                                Credit Agreement

                                       State of       Par Value of Capital     Shares       Shares
Name of Company                        Organization   Stock                    Authorized   Outstanding
-------------------------------------  ------------   ----------------------   ----------   -----------
Century Beaumont Cellular Corp.
("Century Beaumont")                   Delaware       common par value $1.00        1000          100
Century Yuma Cellular Corp.            Delaware       common par value $1.00        1000          100
Century Cellular Realty Corp.          Delaware       common par value $1.00        1000          100
Century Yuma Paging Corp.              Delaware       no par value                   200           10
El Centro Cellular Corp. ("El Centro
Cellular")                             Delaware       common par value $1.00        1000          100
Century Indiana Cellular Corp.         Delaware       common par value $1.00        1000          100
Centennial Cellular Telephone Company
of Coconino ("Coconino")               Delaware       common par value $10.00        100          100
Centennial Cellular Telephone Company
of Del Norte ("Del Norte")             Delaware       common par value $10.00        100          100
Centennial Cellular Telephone Company
of Modoc ("Modoc")                     Delaware       common par value $10.00        100          100
Centennial Cellular Telephone Company
Lawrence ("Lawrence")                  Delaware       common par value $10.00        100          100
Centennial Cellular Telephone Company
of Sacramento Valley ("Sacramento")    Delaware       common par value $10.00        100          100

                                                                                            Outstanding
                                                    Entity Type           Restricted        Options,
                                                    Corporation ("c")     Subsidiary ("r")  Warrants, Rights
                                        Certificate Partnership ("p")     Unrestricted      of Conversion,
Name of Company                         Number(s)   Joint Venture ("j")   Subsidiary ("u")  etc. Liens*
-------------------------------------   ----------  -------------------   ----------------  ----------------
Century Beaumont Cellular Corp.
("Century Beaumont")                          1                  c               r                None
Century Yuma Cellular Corp.                   1                  c               r                None
Century Cellular Realty Corp.                 1                  c               r                None
Century Yuma Paging Corp.                     1                  c               r                None
El Centro Cellular Corp. ("El Centro
Cellular")                                    1                  c               r                None
Century Indiana Cellular Corp.                1                  c               r                None
Centennial Cellular Telephone Company
of Coconino ("Coconino")                      3                  c               u                None
Centennial Cellular Telephone Company
of Del Norte ("Del Norte")                    3                  c               u                None
Centennial Cellular Telephone Company
of Modoc ("Modoc")                            3                  c               u                None
Centennial Cellular Telephone Company
Lawrence ("Lawrence")                         3                  c               u                None
Centennial Cellular Telephone Company
of Sacramento Valley ("Sacramento")           3                  c               u                None

* For borrowed funds.

                            SCHEDULE 4.01(k) and (y)
                                     to the
                                Credit Agreement

                                       State of       Par Value of Capital     Shares       Shares
Name of Company                        Organization   Stock                    Authorized   Outstanding
-------------------------------------  ------------   ----------------------   ----------   -----------
Centennial Cellular Telephone Company
of San Francisco("San Francisco")      Delaware       common par value $10.00        100          100
Lambda PCS Corp.                       Nevada         common par value $1.00         100          100
Centennial Lake Charles Cellular
Corp. ("Lake Charles")                 Delaware       common par value $1.00        1000          100
Lambda Communications, Incorporated    Puerto Rico    common par value $100         1000           10
Centennial Puerto Rico Wireless
Corporation                            Delaware       common par value $1.00        1000          100
Alexandria Cellular Corp.              Delaware       common par value $1.00        3000         3000
Iberia Cellular Telephone Company      Washington     common par value $ .01       50000         1000
Centennial Morehouse Cellular Corp.    Delaware       common par value $1.00        1000          100
Centennial Beauregard Cellular Corp.   Delaware       common par value $1.00        1000          100
Centennial Michigan RSA 6 Cellular
Corp.                                  Delaware       common par value $1.00        1000          100
Centennial Michigan RSA 7 Cellular
Corp.                                  Delaware       common par value $1.00        1000          100
Centennial Microwave Corp.             Delaware       common par value $1.00        1000          100
Century Michigan Cellular Corp.        Delaware       common par value $1.00        1000          100

                                                                                            Outstanding
                                                    Entity Type           Restricted        Options,
                                                    Corporation ("c")     Subsidiary ("r")  Warrants, Rights
                                        Certificate Partnership ("p")     Unrestricted      of Conversion,
Name of Company                         Number(s)   Joint Venture ("j")   Subsidiary ("u")  etc. Liens*
-------------------------------------   ----------  -------------------   ----------------  ----------------
Centennial Cellular Telephone Company
of San Francisco("San Francisco")             3                  c               u                None
Lambda PCS Corp.                              1                  c               u                None
Centennial Lake Charles Cellular
Corp. ("Lake Charles")                        1                  c               u                None
Lambda Communications, Incorporated           1                  c               u                None
Centennial Puerto Rico Wireless
Corporation                                   1                  c               u                None
Alexandria Cellular Corp.                     2                  c               r                None
Iberia Cellular Telephone Company             4                  c               r                None
Centennial Morehouse Cellular Corp.           1                  c               r                None
Centennial Beauregard Cellular Corp.          1                  c               r                None
Centennial Michigan RSA 6 Cellular
Corp.                                         1                  c               r                None
Centennial Michigan RSA 7 Cellular
Corp.                                         1                  c               r                None
Centennial Microwave Corp.                    1                  c               r                None
Century Michigan Cellular Corp.               1                  c               r                None

* For borrowed funds.

                            SCHEDULE 4.01(k) and (y)
                                     to the
                                Credit Agreement

                                       State of       Par Value of Capital     Shares       Shares
Name of Company                        Organization   Stock                    Authorized   Outstanding
-------------------------------------  ------------   ----------------------   ----------   -----------
Centennial Jackson Cellular Corp.      Delaware       common par value $1.00        1000          100
Century Asia Pacific Cellular Holding
Corp.                                  Delaware                 NO                  STOCK     ISSUED
Centennial Benton Harbor Cellular
Corp.                                  Delaware       common par value $1.00        1000          100
Lambda Realty Corp.                    Delaware       common par value $1.00        1000          100
Centennial Randolph Cellular Corp.     Delaware       common par value $1.00        1000          100
Mega-Comm, Inc.                        Delaware       common par value $1.00        1000          100
Centennial Clinton Cellular Corp.      Delaware       common par value $1.00        1000          100
Centennial Ashe Cellular Corp.         Delaware       common par value $1.00        1000          100
Centennial Lafayette Cellular Corp.    Lousiana       common par value $1.00      50,000          200
Centennial Hammond Cellular Corp.      Delaware       common par value $1.00        1000          100
Centennial Louisiana Holding Corp.
("LA Holding")                         Delaware       common par value $1.00        1000          100

                                                                                            Outstanding
                                                    Entity Type           Restricted        Options,
                                                    Corporation ("c")     Subsidiary ("r")  Warrants, Rights
                                        Certificate Partnership ("p")     Unrestricted      of Conversion,
Name of Company                         Number(s)   Joint Venture ("j")   Subsidiary ("u")  etc. Liens*
-------------------------------------   ----------  -------------------   ----------------  ----------------
Centennial Jackson Cellular Corp.             1                  c               r                None
Century Asia Pacific Cellular Holding
Corp.                                                            c              N/A               None
Centennial Benton Harbor Cellular
Corp.                                         1                  c               u                None
Lambda Realty Corp.                           1                  c               r                None
Centennial Randolph Cellular Corp.            1                  c               r                None
Mega-Comm, Inc.                              12                  c               r                None
Centennial Clinton Cellular Corp.             1                  c               r                None
Centennial Ashe Cellular Corp.                1                  c               r                None
Centennial Lafayette Cellular Corp.           2                  c               r                None
Centennial Hammond Cellular Corp.             1                  c               r                None
Centennial Louisiana Holding Corp.
("LA Holding")                                1                  c               r                None

* For borrowed funds.

                            SCHEDULE 4.01(k) and (y)
                                     to the
                                Credit Agreement

                                       State of       Par Value of Capital     Shares       Shares
Name of Company                        Organization   Stock                    Authorized   Outstanding
-------------------------------------  ------------   ----------------------   ----------   -----------
II. SECOND TIER SUBSIDIARIES OF THE BORROWER
Owned 100% by Century Michiana
  Michiana Metronet, Inc.              Indiana        common par value $1.00        1000          100
Owned 100% by South Bend
  South Bend Metronet, Inc.            Indiana        common par value $1.00        1000          100
Owned 100% by Century Elkhart
  Elkhart Metronet, Inc.               Indiana        common par value $1.00        1000          100
Owned 100% by Century Beaumont
  Bauce Communications, Inc.           Oregon         common par value $1.00      10,000       675.68
Owned 100% by Centennial Clinton
Cellular Corp., Century Roanoke
Cellular Corp. (VA), Century Roanoke
Cellular Corp. (DE), Century
Lynchburg Cellular Corp. (VA),
Century Lynchburg Cellular Corp.
(DE), and Centennial Ashe Cellular
Corp.
  Centennial Tri-State Operating
    Partnership                        Delaware                N/A                N/A          N/A
Owned 100% by El Centro Cellular
  Century El Centro Cellular Corp.     California     no par value                  7500           10

                                                                                            Outstanding
                                                    Entity Type           Restricted        Options,
                                                    Corporation ("c")     Subsidiary ("r")  Warrants, Rights
                                        Certificate Partnership ("p")     Unrestricted      of Conversion,
Name of Company                         Number(s)   Joint Venture ("j")   Subsidiary ("u")  etc. Liens*
-------------------------------------   ----------  -------------------   ----------------  ----------------
II. SECOND TIER SUBSIDIARIES OF THE BORROWER
Owned 100% by Century Michiana
  Michiana Metronet, Inc.                     2                  c               r                None
Owned 100% by South Bend
  South Bend Metronet, Inc.                   2                  c               r                None
Owned 100% by Century Elkhart
  Elkhart Metronet, Inc.                      2                  c               r                None
Owned 100% by Century Beaumont
  Bauce Communications, Inc.                  5                  c               r                None
Owned 100% by Centennial Clinton
Cellular Corp., Century Roanoke
Cellular Corp. (VA), Century Roanoke
Cellular Corp. (DE), Century
Lynchburg Cellular Corp. (VA),
Century Lynchburg Cellular Corp.
(DE), and Centennial Ashe Cellular
Corp.
  Centennial Tri-State Operating
    Partnership                           N/A                    p               r                None
Owned 100% by El Centro Cellular
  Century El Centro Cellular Corp.            2                  c               r                None

* For borrowed funds.

                            SCHEDULE 4.01(k) and (y)
                                     to the
                                Credit Agreement

                                       State of       Par Value of Capital     Shares       Shares
Name of Company                        Organization   Stock                    Authorized   Outstanding
-------------------------------------  ------------   ----------------------   ----------   -----------
92.8% of shares owned by Alexandria
Cellular Corp.
Alexandria Cellular License Corp.      Delaware       no par value                10,000       10,000
Owned 100% by LA Holding Centennial
  Centennial Claibourne Cellular
    Corp.                              Delaware       common par value $1.00        1000          100
Owned 100% by LA Holding
  Centennial Caldwell Cellular Corp.   Delaware       common par value $1.00        1000          100
Owned 100% by LA Holding
  Centennial DeSoto Cellular Corp.     Delaware       common par value $1.00        1000          100
Owned 100% by Centennial Lafayette
Cellular Corp.
  Lafayette Communications, Inc.       Delaware       common par value $1.00     150,000          200
Owned 100% by Century Yuma Paging
Corp.
Hendrix Electronics, Inc.              California     no par value                  2500         1147
III. THIRD TIER SUBSIDIARIES OF THE BORROWER

Owned 100% by BCI
  Bauce Communications of Beaumont,
    Inc.                               Oregon         common par value $1.00      10,000         1000

                                                                                            Outstanding
                                                    Entity Type           Restricted        Options,
                                                    Corporation ("c")     Subsidiary ("r")  Warrants, Rights
                                        Certificate Partnership ("p")     Unrestricted      of Conversion,
Name of Company                         Number(s)   Joint Venture ("j")   Subsidiary ("u")  etc. Liens*
-------------------------------------   ----------  -------------------   ----------------  ----------------
92.8% of shares owned by Alexandria
Cellular Corp.
Alexandria Cellular License Corp.                                c               r                None
Owned 100% by LA Holding Centennial
  Centennial Claibourne Cellular
    Corp.                                     1                  c               u                None
Owned 100% by LA Holding
  Centennial Caldwell Cellular Corp.          1                  c               r                None
Owned 100% by LA Holding
  Centennial DeSoto Cellular Corp.            1                  c               r                None
Owned 100% by Centennial Lafayette
Cellular Corp.
  Lafayette Communications, Inc.              1                  c               r                None
Owned 100% by Century Yuma Paging
Corp.
Hendrix Electronics, Inc.                    18                  c               r                None

III. THIRD TIER SUBSIDIARIES OF THE BORROWER
Owned 100% by BCI
  Bauce Communications of Beaumont,
    Inc.                                      1                  c               r                None

* For borrowed funds.

                            SCHEDULE 4.01(k) and (y)
                                     to the
                                Credit Agreement

                                       State of       Par Value of Capital     Shares       Shares
Name of Company                        Organization   Stock                    Authorized   Outstanding
-------------------------------------  ------------   ----------------------   ----------   -----------
Owned 100% by Hendrix Electronics,
Inc.
  Hendrix Radio Communications, Inc.   California     no par value                  2500          350
94.3% owned by Lafayette
Communications, Inc.
  Lafayette Cellular Telephone
    Company                            Delaware                N/A                N/A           N/A
Owned 91.4% by Elkhart Metronet, Inc.
  Elkhart Cellular Telephone Company   District of Columbia    N/A                N/A           N/A

IV. MINORITY INTERESTS OF THE BORROWER

Owned 6.9% by Coconino
  Coconino, Arizona RSA Limited
    Partnership                        Arizona                 N/A                N/A           N/A
Owned 21.3% by Del Norte
Cal-One, Cellular L.P.                 California              N/A                N/A           N/A
Owned 25% by Modoc
  Modoc RSA Limited Partnership        California              N/A                N/A           N/A
Owned 14.29% by Lawrence
  Pennsylvania RSA No. 6(II) Limited
    Partnership                        Delaware                N/A                N/A           N/A

                                                                                            Outstanding
                                                    Entity Type           Restricted        Options,
                                                    Corporation ("c")     Subsidiary ("r")  Warrants, Rights
                                        Certificate Partnership ("p")     Unrestricted      of Conversion,
Name of Company                         Number(s)   Joint Venture ("j")   Subsidiary ("u")  etc. Liens*
-------------------------------------   ----------  -------------------   ----------------  ----------------
Owned 100% by Hendrix Electronics,
Inc.
  Hendrix Radio Communications, Inc.          1                  c               r                None
94.3% owned by Lafayette
Communications, Inc.
  Lafayette Cellular Telephone
    Company                                N/A                   p               r                None
Owned 91.4% by Elkhart Metronet, Inc.
                                                             De facto
                                                           partnership
                                                             governed
                                                             by joint
  Elkhart Cellular Telephone Company       N/A               agreement           r                None

IV. MINORITY INTERESTS OF THE BORROWER

Owned 6.9% by Coconino
  Coconino, Arizona RSA Limited
    Partnership                            N/A                    p             N/A               None
Owned 21.3% by Del Norte
Cal-One, Cellular L.P.                     N/A                    p             N/A               None
Owned 25% by Modoc
  Modoc RSA Limited Partnership            N/A                    p             N/A               None
Owned 14.29% by Lawrence
  Pennsylvania RSA No. 6(II) Limited
    Partnership                            N/A                    p             N/A               None

* For borrowed funds.

                            SCHEDULE 4.01(k) and (y)
                                     to the
                                Credit Agreement

                                       State of       Par Value of Capital     Shares       Shares
Name of Company                        Organization   Stock                    Authorized   Outstanding
-------------------------------------  ------------   ----------------------   ----------   -----------
Owned 14.29% by Lawrence
  Pennsylvania RSA No. 6(I)
  Settlement Group                     Pennsylvania            N/A                N/A           N/A
Owned 23.472% by Sacramento
  Sacramento Valley Limited
  Partnership                          California              N/A                N/A           N/A
Owned 2.90% by San Francisco
  GTE Mobilnet of California Limited
  Partnership                          California              N/A                N/A           N/A
Owned 25.1% by Lake Charles
                                       District of
  Lake Charles Celtelco                Columbia                N/A                N/A           N/A

                                                                                            Outstanding
                                                    Entity Type           Restricted        Options,
                                                    Corporation ("c")     Subsidiary ("r")  Warrants, Rights
                                        Certificate Partnership ("p")     Unrestricted      of Conversion,
Name of Company                         Number(s)   Joint Venture ("j")   Subsidiary ("u")  etc. Liens*
-------------------------------------   ----------  -------------------   ----------------  ----------------
Owned 14.29% by Lawrence
  Pennsylvania RSA No. 6(I)
  Settlement Group                         N/A               p                 N/A               None
Owned 23.472% by Sacramento
  Sacramento Valley Limited
  Partnership                              N/A               p                 N/A               None
Owned 2.90% by San Francisco
  GTE Mobilnet of California Limited
  Partnership                              N/A               p                 N/A               None
Owned 25.1% by Lake Charles

  Lake Charles Celtelco                    N/A               p                 N/A               None

* For borrowed funds.

                                                                       EXHIBIT A



                                 [Form of Note]

                                 PROMISSORY NOTE

U.S.$_____________________                         Dated:  September __, 1996

               FOR VALUE RECEIVED, the undersigned, CENTENNIAL CELLULAR CORP., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of _____________ (the "Lender") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the principal sum of each Advance (as defined below) owing to the Lender by the Borrower pursuant to the Credit Agreement (as defined below) in such installments, at such times and in such manner as are specified in the Credit Agreement.

               The Borrower promises to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

               Both principal and interest are payable in lawful money of the United States of America to Citibank, N.A., as Administrative Agent, at 399 Park Avenue, New York, New York 10043, in same day funds. Each Advance made by the Lender to the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

               This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement dated as of September 12, 1996 (the "Credit Agreement") among the Borrower, the Lender and certain other banks parties thereto, and Citibank, N.A., as Administrative Agent for the Lender and such other banks. The Credit Agreement, among other things, (i) provides for the making of advances (the "Advances") by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.




                                      Note

               The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

               This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York, United States.

                                            CENTENNIAL CELLULAR CORP.



                                            By
                                              __________________________________
                                              Title:









                                      Note

                       ADVANCES AND PAYMENTS OF PRINCIPAL



=========================================================================================
                                        Amount of
                                    Principal Paid or    Unpaid Principal    Notation
    Date       Amount of Advance         Prepaid             Balance          Made by
=========================================================================================

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------


=========================================================================================








                                      Note

                                                                       EXHIBIT B

                          [Form of Notice of Borrowing]

                               NOTICE OF BORROWING

Citibank N.A., as Administrative Agent
    for the Lenders parties
    to the Credit Agreement
    referred to below
399 Park Avenue
New York, New York  10043                                             [Date]

               Attention:  Media Department

Gentlemen:

               The undersigned, Centennial Cellular Corp., refers to the Credit Agreement, dated as of September 12, 1996 (the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto, and Citibank, N.A., as Administrative Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.02(a) of the Credit Agreement:

                      (i) The Business Day of the Proposed Borrowing is _________________, 19__.

                      (ii) The Type of Advances comprising the Proposed Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

                      (iii) The aggregate amount of the Proposed Borrowing is $_____________.

                      (iv) The Interest Period for each [Eurodollar Rate Advance] made as part of the Proposed Borrowing is [____ days] [____ month[s]].

               The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed
Borrowing:

               (A) the representations and warranties contained in Section 4.01 and in each other Loan Document are correct, before and after giving effect to the Proposed Borrowing and



                               Notice of Borrowing
        to the application of the proceeds therefrom, as though made on and as of such date; and

               (B) no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                                                 Very truly yours,

                                                 CENTENNIAL CELLULAR CORP.

                                                 By
                                                    ____________________________
                                                    Title:






                               Notice of Borrowing

                                                                       EXHIBIT C


                            Assignment and Acceptance

                       [Form of Assignment and Acceptance]

                            ASSIGNMENT AND ACCEPTANCE

                          Dated ________________, 19__

               Reference is made to the Credit Agreement dated as of September 12, 1996 (the "Credit Agreement") among Centennial Cellular Corp., a Delaware corporation (the "Borrower"), the Lenders (as defined in the Credit Agreement), and Citibank, N.A., as Administrative Agent for the Lenders (the "Administrative Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

               ________________ ("Assignor") and ____________________ (the
"Assignee") agree as follows:

               1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents as of the date hereof which represents the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement, including, without limitation, such interest in the Assignor's Commitment and the Advances owing to the Assignor held by the Assignor. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Advances owing to the Assignee will be as set forth in Section 2 of Schedule 1.

               2. The Assignor (i) represents and warrants that as of the date hereof its Commitment and the aggregate outstanding principal amount of Advances owing to it (after giving effect to any other assignments thereof made prior to the date hereof, whether or not such assignments have become effective, but without giving effect to any other assignments thereof also made on the date hereof) is in the dollar amounts specified as the Assignor's Commitment and the aggregate outstanding principal amount of Advances owing to the Assignor on
Schedule I hereto, respectively; (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant thereto; (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of



                           Assignment and Acceptance
its Subsidiaries or the performance or observance by any Obligor of any of its respective obligations under any Loan Document or any other instrument or document furnished pursuant thereto; and (v) attaches the Note or Notes held by the Assignor and requests that the Administrative Agent exchange such Note or Notes for a new Note or Notes payable to the order of the Assignee in an amount equal to the Commitments assumed by the Assignee pursuant hereto or new Notes payable to the order of the Assignee in an amount equal to the Commitments assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitments retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1.

               3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under any Loan Document; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under each Loan Document as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of any Loan Document are required to be performed by it as a Lender; [and] (vi) specifies as its Domestic Lending Office (and address for notices) and Eurodollar Lending Office the offices set forth beneath its name on the signature pages hereof [and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty].*

               4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Administrative Agent for acceptance and recording by the

----------
* If the Assignee is organized under the laws of a jurisdiction outside the United States.

                           Assignment and Acceptance

Administrative Agent. The effective date of this Assignment and Acceptance shall be the date of acceptance thereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto (the "Effective Date").

               5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall, in addition to the rights and obligations under the Credit Agreement and the other Loan Documents held by it immediately prior to the Effective Date, have the rights and obligations under the Credit Agreement and the other Loan Documents that have been assigned to it pursuant to this Assignment and Acceptance (including, in the case of an Assignee who was not a party to the Credit Agreement immediately prior to the Effective Date, being a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, having the rights and obligations of a Lender thereunder) and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents.

               6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

               7. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

               8. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

               IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on Schedule 1 hereto.



                           Assignment and Acceptance

                                   Schedule 1
                                       to
                            Assignment and Acceptance
                          Dated ________________, 19__



Section 1.
        Percentage Interest:                               _____%

Section 2.
        Assignor's Commitment:                             $_________
        Aggregate Outstanding Principal
               Amount of Note owing to the Assignor:       $_________

        Assignee's Commitment:                             $_________
        Aggregate Outstanding Principal
               Amount of Note owing to the Assignee:       $_________

Section 3.
        Effective Date*:      __________, 19__



                                       [NAME OF ASSIGNOR]



                                       By:
                                          ______________________________________
                                          Title:

                                       [NAME OF ASSIGNEE]



                                       By:
                                          ______________________________________
                                          Title:


                                       Domestic Lending Office (and
                                         address for notices):
                                            [Address]


                                       Eurodollar Lending Office:
                                            [Address]



Accepted this ____ day of _________, 19__

Citibank, N.A.

By:
   _______________________________
   Title:




----------
* This date should be no earlier than the date of acceptance by the Managing Agent.



                            Assignment and Acceptance

                                                                     EXHIBIT D-1

                          [Form of Subsidiary Guaranty]

                               SUBSIDIARY GUARANTY

               SUBSIDIARY GUARANTY dated as of September 12, 1996 between each of the entities identified under the caption "GUARANTORS" on the signature pages hereto (each individually, a "Guarantor" and, collectively, together with any entity that may become a "Guarantor" hereunder pursuant to the provisions of
Section 3.12, the "Guarantors"); and CITIBANK, N.A., as administrative agent for the lenders or other financial institutions or entities party, as lenders, to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Administrative Agent").

               Centennial Cellular Corp., a Delaware corporation (the "Borrower"), certain lenders and the Administrative Agent are parties to a Credit Agreement dated as of September 12, 1996 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for loans to be made by said lenders to the Borrower in an aggregate principal amount not exceeding $50,000,000.

               To induce said lenders to enter into the Credit Agreement and to extend credit thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor has agreed to guarantee the Guaranteed Obligations (as hereinafter defined). Accordingly, the parties hereto agree as follows:

               Section 1. Definitions. Terms defined in the Credit Agreement are used herein as defined therein. In addition, as used herein:

               "Guaranteed Obligations" shall have the meaning ascribed thereto in Section 2.01.

               Section 2.  The Guarantee.

               2.01 The Guarantee. The Guarantors hereby jointly and severally guarantee to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Advances made by the Lenders to, and the Note held by each Lender of, the Borrower and all other amounts from time to time owing to the Lenders or the Administrative Agent by the Borrower under the



                               Subsidiary Guaranty

Credit Agreement and under the Notes, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Guarantors hereby further jointly and severally agree that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

               2.02 Obligations Unconditional. The obligations of the Guarantors under Section 2.01 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Credit Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this
Section 2.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute and unconditional as described above:

                      (i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                      (ii) any of the acts mentioned in any of the provisions of the Credit Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

                      (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under the Credit Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor



                               Subsidiary Guaranty
        shall be released or exchanged in whole or in part or otherwise dealt with; or

                      (iv) any lien or security interest granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Borrower under the Credit Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

               2.03 Reinstatement. The obligations of the Guarantors under this
Section 2 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantors jointly and severally agree that they will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

               2.04 Subrogation. Each Guarantor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Federal Bankruptcy Code) or otherwise by reason of any payment by it pursuant to the provisions of this Section 2 and further agrees with the Borrower for the benefit of each of its creditors (including, without limitation, each Lender and the Administrative Agent) that any such payment by it shall constitute a contribution of capital by such Guarantor to the Borrower (or an investment in the equity capital of the Borrower by such Guarantor).

               2.05 Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Borrower under the Credit Agreement and the Notes may be declared to be forthwith due and payable as provided in Section 6.01 of the Credit Agreement (and shall be deemed to



                               Subsidiary Guaranty
have become automatically due and payable in the circumstances provided in said
Section 6.01) for purposes of Section 2.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantors for purposes of said Section 2.01.

               2.06 Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Section 2 constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

               2.07 Continuing Guarantee. The guarantee in this Section 2 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

               2.08 Rights of Contribution. The Guarantors hereby agree, as between themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Guarantor of any Guaranteed Obligations, each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the Properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Guarantor to any Excess Funding Guarantor under this Section 2.08 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Section 2 and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

               For purposes of this Section 2.08, (i) "Excess Funding Guarantor" means, in respect of any Guaranteed Obligations, a Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) "Excess Payment" means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "Pro Rata Share" means, for any Guarantor, the ratio (expressed as a percentage) of (x) the



                               Subsidiary Guaranty
amount by which the aggregate fair saleable value of all Properties of such Guarantor (excluding any shares of stock of any other Guarantor) exceeds the amount of all the debts and liabilities of such Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder and any obligations of any other Guarantor that have been Guaranteed by such Guarantor) to (y) the amount by which the aggregate fair saleable value of all Properties of all of the Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Guarantors hereunder) of all of the Guarantors, determined (A) with respect to any Guarantor that is a party hereto on the date hereof, as of the date hereof, and (B) with respect to any other Guarantor, as of the date such Guarantor becomes a Guarantor hereunder.

               2.09 General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 2.01 would otherwise, taking into account the provisions of Section 2.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under said
Section 2.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, the Administrative Agent, the Lenders or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

               Section 3.  Miscellaneous.

               3.01 No Waiver. No failure on the part of the Administrative Agent or any Lender to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Administrative Agent or any Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

               3.02 Notices. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at the "Address for Notices" specified beneath its name on the signature pages hereof or, as to any



                               Subsidiary Guaranty
party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when received.

               3.03 Expenses. The Guarantors jointly and severally agree to reimburse each of the Lenders and the Administrative Agent for all reasonable costs and expenses of the Lenders and the Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Event of Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 3.03.

               3.04 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by each Guarantor and the Administrative Agent (with the consent of the Majority Lenders under the Credit Agreement). Any such amendment or waiver shall be binding upon the Administrative Agent and each Lender, each holder of any of the Secured Obligations and each Guarantor.

               3.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each Guarantor, the Administrative Agent, the Lenders and each holder of any of the Guaranteed Obligations (provided, however, that no Guarantor shall assign or transfer its rights hereunder without the prior written consent of the Administrative Agent).

               3.06 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

               3.07 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

               3.08 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by, and construed in accordance with,



                               Subsidiary Guaranty
the law of the State of New York. Each Guarantor hereby further irrevocably and unconditionally:

               (a) submits for itself and its property in any legal action or proceeding relating to this Agreement or any of the other Support Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

               (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

               (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail return receipt requested (or any substantially similar form of mail), postage prepaid, to such Guarantor at its address set forth herein or at such other address of which the Administrative Agent shall have been notified pursuant thereto with a copy to Leavy Rosensweig & Hyman, 11 East 44th Street, New York, New York 10017, Attention David Z. Rosensweig, Esq.; and

               (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

               3.09 Waiver of Jury Trial. EACH OF THE GUARANTORS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

               3.10 Agents and Attorneys-in-Fact. The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

               3.11 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions hereof shall



                               Subsidiary Guaranty
remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Administrative Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

               3.12 Additional Guarantors. As contemplated by Sections 5.01(f)(vi) and 5.01(h)(iv) of the Credit Agreement, in the event that the Borrower shall form or acquire the Benton Harbor Holding Company, the Benton Harbor Operating Company or any new Puerto Rico Company after the date hereof, the Borrower will cause the Benton Harbor Holding Company, the Benton Harbor Operating Company or such new Puerto Rico Company, as the case may be, to execute and deliver to the Administrative Agent a Supplement to this Agreement in the form of Annex 1 hereto (and, thereby, to become a party to this Agreement, as a "Guarantor" hereunder). Accordingly, upon the execution and delivery of any such Supplement by the Benton Harbor Holding Company, the Benton Harbor Operating Company or any such new Puerto Rico Company, the Benton Harbor Holding Company, the Benton Harbor Operating Company or such new Puerto Rico Company, as the case may be, shall automatically and immediately, and without any further action on the part of any Person, become a "Guarantor" under and for all purposes of this Agreement.







                               Subsidiary Guaranty

               IN WITNESS WHEREOF, the parties hereto have caused this Subsidiary Guaranty to be duly executed and delivered as of the day and year first above written.

                                   GUARANTORS

                                       [NAME OF GUARANTOR]



                                       By ________________________
                                          Title:

                                       Address for Notices:

                                       [NAME OF GUARANTOR]



                                       By ________________________
                                          Title:

                                       Address for Notices:

                                       [NAME OF GUARANTOR]



                                       By ________________________
                                          Title:

                                       Address for Notices:






                               Subsidiary Guaranty

                                       CITIBANK, N.A.,
                                         as Administrative Agent



                                       By ________________________
                                          Title:

                                       Address for Notices:

                                       399 Park Avenue
                                       New York, New York 10043

                                       Attention:  Global Media and
                                          Communications

                                       Telephone No.:

                                       Telecopy No.:







                               Subsidiary Guaranty

                                                                         ANNEX 1

                   [Form of Supplement to Subsidiary Guaranty]

                        SUPPLEMENT TO SUBSIDIARY GUARANTY

               SUPPLEMENT TO SUBSIDIARY GUARANTY dated as of ____________, 199__ by [NAME OF GUARANTOR], a ___________ (the "Guarantor") in favor of CITIBANK, N.A., as administrative agent for the lenders or other financial institutions or entities party, as lenders, to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Administrative Agent").

               Centennial Cellular Corp., a Delaware corporation (the "Borrower"), certain lenders and the Administrative Agent are parties to a Credit Agreement dated as of September 12, 1996 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for loans to be made by said lenders to the Company in an aggregate principal amount not exceeding $50,000,000.

               To induce said lenders to enter into the Credit Agreement and to extend credit thereunder, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Guarantor has agreed to become a party to the Subsidiary Guaranty executed and delivered pursuant to the Credit Agreement as a "Guarantor" thereunder.

               Accordingly, the parties hereto agree as follows:

               Section 1. Definitions. Terms defined in the Subsidiary Guaranty are used herein as defined therein.

               Section 2. Supplement to Subsidiary Guaranty. Effective upon the execution and delivery hereof, the Guarantor hereby agrees that it shall become a "Guarantor" under the Subsidiary Guaranty with all of the rights and obligations of a Guarantor thereunder. Without limiting the generality of the foregoing, the Guarantor hereby:

                      (i) jointly and severally with the other Guarantors party to the Subsidiary Guaranty guarantees to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all Guaranteed Obligations in the same manner and to the same extent as is provided in Section 2 of the Subsidiary Guaranty; and




                         Annex 1 to Subsidiary Guaranty

                      (ii) submits to the jurisdiction of the courts, and waives jury trial, as provided in Sections 3.08 and 3.09, respectively, of the Subsidiary Guaranty.

               Section 3. Miscellaneous. The Guarantor hereby authorizes the Administrative Agent to attach a counterpart of this Supplement to the Subsidiary Guaranty. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Supplement. This Supplement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Supplement by signing any such counterpart. This Supplement shall be governed by and construed in accordance with the law of the State of New York. Except as supplemented hereby, the Subsidiary Guaranty shall remain unchanged and in full force and effect.

               IN WITNESS WHEREOF, the Guarantor has caused this Supplement to Subsidiary Guaranty to be duly executed and delivered as of the day and year first above written.

                                       [NAME OF GUARANTOR]



                                       By ________________________
                                          Title:

Accepted and agreed:

CITIBANK, N.A.,
 as Administrative Agent



By ________________________
   Title:





                         Annex 1 to Subsidiary Guaranty

                                                                     EXHIBIT D-2

                           [Form of Pledge Agreement]

                                PLEDGE AGREEMENT

               PLEDGE AGREEMENT dated as of ____________________ between the entity identified under the caption "PLEDGOR" on the signature pages hereto (the "Pledgor"); and CITIBANK, N.A., as administrative agent for the lenders or other financial institutions or entities party, as lenders, to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Administrative Agent").

               Centennial Cellular Corp., a Delaware corporation (the "Borrower"), certain lenders and the Administrative Agent are parties to a Credit Agreement dated as of September 12, 1996 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for loans to be made by said lenders to the Borrower in an aggregate principal amount not exceeding $50,000,000.

               To induce said lenders to enter into the Credit Agreement and to extend credit thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor has become a party to the Subsidiary Guaranty dated as of September 12, 1996 (the "Subsidiary Guaranty") between the Guarantors referred to therein (including the Pledgor) and the Administrative Agent, pursuant to which the Pledgor has guaranteed the obligations of the Borrower under the Credit Agreement and the Notes referred to therein, and has agreed to enter into this Pledge Agreement, pursuant to which the Pledgor is pledging all of the equity interests owned by it in any Puerto Rico Company (as defined in the Credit Agreement) to secure payment of all Secured Obligations (as hereinafter defined). Accordingly, the parties hereto agree as follows:

               Section 1. Definitions. Terms defined in the Credit Agreement are used herein as defined therein. In addition, as used herein:

               "Collateral" shall have the meaning ascribed thereto in Section
        3.

               "Equity Collateral" means, collectively, the Collateral described in clauses (a) through (c) of Section 3 and the proceeds of and to any such property and, to the extent related to any such property or such proceeds, all books, correspondence, credit files, records, invoices and other papers.



                                Pledge Agreement

               "Issuers" means, collectively, (a) the respective corporations, partnerships or other entities identified on Annex 1 hereto under the caption "Issuer" and (b) any other entity that shall at any time either be a Puerto Rico Company.

               "Pledged Equity" shall have the meaning ascribed thereto in
        Section 3(a).

               "Secured Obligations" means, collectively, (a) all obligations of the Pledgor to the Lenders and the Administrative Agent under the Subsidiary Guaranty and (b) all other obligations of the Pledgor to the Lenders and the Administrative Agent hereunder.

               "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in the State of New York.

               Section 2. Representations and Warranties. The Pledgor represents and warrants to the Lenders and the Administrative Agent that:

               (a) The Pledgor is the sole beneficial owner of the Collateral in which it purports to grant a security interest pursuant to Section 3 and no Lien exists or will exist upon such Collateral at any time (and no right or option to acquire the same exists in favor of any other Person), except for the pledge and security interest in favor of the Administrative Agent for the benefit of the Lenders created or provided for herein, which pledge and security interest constitute a first priority perfected pledge and security interest in and to all of such Collateral.

               (b) The Pledged Equity represented by the certificates identified in Annex 1 hereto is, and all other Pledged Equity in which the Pledgor shall hereafter grant a security interest pursuant to Section 3 will be, duly authorized, validly existing, fully paid and non-assessable and none of such Pledged Equity is or will be subject to any contractual restriction, or any restriction under the charter, by-laws, partnership agreement or other organizational document of the respective Issuer of such Pledged Equity, upon the transfer of such Pledged Equity (except for any such restriction contained herein).

               (c) The Pledged Equity represented by the certificates identified in Annex 1 hereto constitutes all of the issued




                                Pledge Agreement
        and outstanding shares of capital stock of any class of the Issuers beneficially owned by the Pledgor on the date hereof (whether or not registered in the name of the Pledgor) and said Annex 1 correctly identifies, as at the date hereof, the respective Issuers of such Pledged Equity and (in the case of any corporate Issuer) the respective class and par value of the shares comprising such Pledged Stock and the respective number of shares (and registered owners thereof) represented by each such certificate.

               Section 3. Collateral. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Pledgor hereby pledges and grants to the Administrative Agent, for the benefit of the Lenders as hereinafter provided, a security interest in all of the Pledgor's right, title and interest in the following property, whether now owned by the Pledgor or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as "Collateral"):

               (a) all shares of capital stock, or partnership and other ownership interest, of the Issuers represented by the certificates identified in Annex 1 hereto under the name of the Pledgor and all other shares of capital stock, or partnership or other ownership interest, of whatever class or character of the Issuers, now or hereafter owned by the Pledgor, in each case together with the certificates evidencing the same (collectively, the "Pledged Equity");

               (b) all shares, securities, moneys or property representing a dividend on any of the Pledged Equity, or representing a distribution or return of capital upon or in respect of the Pledged Equity, or resulting from a split-up, revision, reclassification or other like change of the Pledged Equity or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Equity;

               (c) without affecting the obligations of the Pledgor under any provision prohibiting such action hereunder, in the event of any consolidation or merger in which an Issuer is not the surviving entity, all ownership interest of each class or type of the successor entity (unless such successor entity is the Pledgor itself) formed by or resulting from such consolidation or merger (the Pledged Equity, together with all other certificates, shares, securities, properties



                                Pledge Agreement
        or moneys as may from time to time be pledged hereunder pursuant to clause (a) or (b) above and this clause (c) being herein collectively called the "Equity Collateral");

               (d) all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of the Pledgor described in the preceding clauses of this Section 3 (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by the Pledgor in respect of any of the items listed above) and, to the extent related to any property described in said clauses or such proceeds, products and accessions, all books, correspondence, credit files, records, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of the Pledgor or any computer bureau or service company from time to time acting for the Pledgor.

               Section 4. Further Assurances; Remedies. In furtherance of the grant of the pledge and security interest pursuant to Section 3, the Pledgor hereby agrees with each Lender and the Administrative Agent as follows:

               4.01  Delivery and Other Perfection.  The Pledgor shall:

               (a) if any of the shares, securities, moneys or property required to be pledged by the Pledgor under clauses (a), (b) and (c) of Section 3 are received by the Pledgor, forthwith either (x) transfer and deliver to the Administrative Agent such shares or securities so received by the Pledgor (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Administrative Agent, pursuant to the terms of this Agreement, as part of the Collateral or (y) take such other action as the Administrative Agent shall deem necessary or appropriate to duly record the Lien created hereunder in such shares, securities, moneys or property in said clauses (a), (b) and (c);

               (b) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of the Administrative Agent) to create, preserve,



                                Pledge Agreement
        perfect or validate the security interest granted pursuant hereto or to enable the Administrative Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, if so requested by the Administrative Agent after an Event of Default has occurred and is continuing causing any or all of the Equity Collateral to be transferred of record into the name of the Administrative Agent or its nominee (and the Administrative Agent agrees that if any Equity Collateral is transferred into its name or the name of its nominee, the Administrative Agent will thereafter promptly give to the respective Pledgor copies of any notices and communications received by it with respect to the Equity Collateral pledged by the Pledgor hereunder);

               (c) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Administrative Agent may reasonably require in order to reflect the security interests granted by this Agreement; and

               (d) permit representatives of the Administrative Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Administrative Agent to be present at the Pledgor's place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by the Pledgor with respect to the Collateral, all in such manner as the Administrative Agent may require.

               4.02 Other Financing Statements and Liens. Without the prior written consent of the Administrative Agent (granted with the authorization of the Majority Lenders under the Credit Agreement), the Pledgor shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Administrative Agent is not named as the sole secured party for the benefit of the Lenders.

               4.03 Preservation of Rights. The Administrative Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.






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

               4.04  Special Provisions Relating to Equity Collateral.

               (a) The Pledgor will cause the Equity Collateral consisting of shares of stock in any corporate Issuer to constitute at all times 100% of the total number of shares of each class of capital stock of such Issuer then outstanding.

               (b) So long as no Event of Default shall have occurred and be continuing, the Pledgor shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Equity Collateral for all purposes not inconsistent with the terms of this Agreement, the Credit Agreement, the Notes or any other instrument or agreement referred to herein or therein, provided that the Pledgor agrees that it will not vote the Equity Collateral in any manner that is inconsistent with the terms of this Agreement, the Credit Agreement, the Notes or any such other instrument or agreement; and the Administrative Agent shall execute and deliver to the Pledgors or cause to be executed and delivered to the Pledgors all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Pledgors may reasonably request for the purpose of enabling the Pledgors to exercise the rights and powers that they are entitled to exercise pursuant to this Section 4.04(b).

               (c) Unless and until an Event of Default has occurred and is continuing, the Pledgor shall be entitled to receive and retain any dividends and distributions on the Equity Collateral paid in cash out of earned surplus.

               (d) If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Administrative Agent or any Lender exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Credit Agreement, the Notes or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Equity Collateral shall be paid directly to the Administrative Agent and retained by it as part of the Equity Collateral, subject to the terms of this Agreement, and, if the Administrative Agent shall so request in writing, the Pledgor agrees to execute and deliver to the Administrative Agent appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Administrative Agent shall, upon request of the Pledgor (except to the extent theretofore applied to the Secured Obligations), be returned by the Administrative Agent to the Pledgor.




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                                       -7-


               4.05 Events of Default, Etc. During the period during which an Event of Default shall have occurred and be continuing:

               (a) the Administrative Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Administrative Agent were the sole and absolute owner thereof (and the Pledgor agrees to take all such action as may be appropriate to give effect to such right);

               (b) the Administrative Agent in its discretion may, in its name or in the name of the Pledgors or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

               (c) the Administrative Agent may, upon ten business days' prior written notice to the Pledgors of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Administrative Agent, the Lenders or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Administrative Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Administrative Agent or any Lender or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Pledgors, any such demand, notice and right or equity being hereby expressly waived and released. The Administrative Agent may, without notice or publication, adjourn any public or




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
        private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

               The Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective Issuer or issuer thereof to register it for public sale.

               4.06 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 7.05 are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Pledgor shall remain liable for any deficiency.

               4.07 Removals, Etc. Without at least 30 days' prior written notice to the Administrative Agent, the Pledgor shall not (i) maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place other than at the address indicated beneath its signature hereto or (ii) change its name, or the name under which it does business, from the name shown on the signature pages hereto.

               4.08 Private Sale. The Administrative Agent and the Lenders shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 4.05 conducted in a commercially reasonable manner. The Pledgor hereby waives any claims against the Administrative Agent or any Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Administrative Agent accepts the first




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
                                       -9-


offer received and does not offer the Collateral to more than one offeree.

               4.09 Application of Proceeds. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto shall be applied by the Administrative Agent:

               First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Administrative Agent and the fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Administrative Agent in connection therewith;

               Next, to the payment in full of the Secured Obligations, in each case equally and ratably in accordance with the respective amounts thereof then due and owing or as the Lenders holding the same may otherwise agree; and

               Finally, to the payment to the Pledgor, or their respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

               As used in this Section 4, "proceeds" of Collateral means cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Pledgors or any issuer of or obligor on any of the Collateral.

               4.10 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Administrative Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Administrative Agent is hereby appointed the attorney-in-fact of the Pledgor for the purpose of carrying out the provisions of this Section 4 and taking any action and executing any instruments that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Administrative Agent shall be entitled under this Section 4 to make collections in respect of the Collateral, the Administrative Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of the Pledgor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.



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

               4.11 Perfection. Prior to or concurrently with the execution and delivery of this Agreement, the Pledgor shall (i) file such financing statements and other documents in such offices as the Administrative Agent may request to perfect the security interests granted by Section 3 of this Agreement and (ii) deliver to the Administrative Agent all certificates identified in Annex 1 hereto, accompanied by undated stock powers duly executed in blank.

               4.12 Termination. When all Secured Obligations shall have been paid in full and the Commitments of the Lenders under the Credit Agreement shall have expired or been terminated, this Agreement shall terminate, and the Administrative Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the respective Pledgor. The Administrative Agent shall also execute and deliver to the respective Pledgor upon such termination such Uniform Commercial Code termination statements and such other documentation as shall be reasonably requested by the Pledgor to effect the termination and release of the Liens on the Collateral.

               4.13 Further Assurances. The Pledgor agrees that, from time to time upon the written request of the Administrative Agent, the Pledgor will execute and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order fully to effect the purposes of this Agreement.

               Section 5.  Miscellaneous.

               5.01 No Waiver. No failure on the part of the Administrative Agent or any Lender to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Administrative Agent or any Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

               5.02 Notices. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at the "Address for Notices" specified beneath its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party




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
                                      -11-


in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when received.

               5.03 Expenses. The Pledgor agrees to reimburse each of the Lenders and the Administrative Agent for all reasonable costs and expenses of the Lenders and the Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Event of Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (w) performance by the Administrative Agent of any obligations of the Pledgor in respect of the Collateral that the Pledgor has failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Administrative Agent in respect thereof, by litigation or otherwise, including expenses of insurance, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 5.03, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3.

               5.04 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Pledgor and the Administrative Agent (with the consent of the Majority Lenders under the Credit Agreement). Any such amendment or waiver shall be binding upon the Administrative Agent and each Lender, each holder of any of the Secured Obligations and the Pledgor.

               5.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Pledgor, the Administrative Agent, the Lenders and each holder of any of the Secured Obligations (provided, however, that the Pledgor shall not assign or transfer its rights hereunder without the prior written consent of the Administrative Agent).

               5.06 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.




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
                                      -12-


               5.07 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

               5.08 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York. The Pledgor hereby further irrevocably and unconditionally:

               (a) submits for itself and its property in any legal action or proceeding relating to this Agreement or any of the other Security Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

               (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

               (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail return receipt requested (or any substantially similar form of mail), postage prepaid, to the Pledgor at its address set forth herein or at such other address of which the Administrative Agent shall have been notified pursuant thereto with a copy to Leavy Rosensweig & Hyman, 11 East 44th Street, New York, New York 10017, Attention David Z. Rosensweig, Esq.; and

               (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

               5.09 Waiver of Jury Trial. THE PLEDGORS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.





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

               5.10 Certain Regulatory Requirements. Any provision contained herein to the contrary notwithstanding, no action shall be taken hereunder by the Administrative Agent or any Lender with respect to any item of Collateral unless and until all applicable requirements (if any) of the FCC under the Federal Communications Act of 1934, as amended, and the respective rules and regulations thereunder and thereof, as well as any other federal, state or local laws, rules and regulations of other regulatory or governmental bodies applicable to or having jurisdiction over the Pledgor (or any entity under the control of the Pledgor), including any PUC with respect to any PUC Authorizations, have been satisfied with respect to such action and there have been obtained such consents, approvals and authorizations (if any) as may be required to be obtained from the FCC, any PUC and any other governmental authority under the terms of any license or similar operating right held by the Pledgor (or any entity under the control of the Pledgor). It is the intention of the parties hereto that the Liens in favor of the Administrative Agent on the Collateral shall in all relevant aspects be subject to and governed by said statutes, rules and regulations and that nothing in this Agreement shall be construed to diminish the control exercised by the Pledgor except in accordance with the provisions of such statutory requirements, rules and regulations. The Pledgor agrees that upon request from time to time by the Administrative Agent it will use its best efforts to obtain any governmental, regulatory or third party consents, approvals or authorizations referred to in this Section 5.10.

               5.11 Agents and Attorneys-in-Fact. The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

               5.12 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Administrative Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

               IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered as of the day and year first above written.




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                                      -14-


                                       PLEDGOR

                                         [NAME OF PLEDGOR]

                                         By ________________________
                                            Title:

                                         Address for Notices:

                                       ADMINISTRATIVE AGENT

                                        CITIBANK, N.A.,
                                          as Administrative Agent

                                        By ________________________
                                           Title:

                                        Address for Notices:

                                        399 Park Avenue
                                        New York, New York 10043

                                        Attention:  Global Media and
                                          Communications

                                        Telephone No.:

                                        Telecopy No.:





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

                                                                         ANNEX 1

                                 PLEDGED EQUITY

                           [See Section 2(b) and (c)]




                      Certificate            Registered
Issuer                    Nos.                 Owner               Number of Shares
------                -----------            ----------            ----------------


[Issuer #1]            _______                ________             _____ shares of
                                                                   [common/preferred]
                                                                   stock, [no] par
                                                                   value [$________]

[Issuer #2]            _______                ________             _____ shares of
                                                                   [common/preferred]
                                                                   stock, [no] par
                                                                   value [$________]

[Issuer #3]            _______                ________             _____ shares of
                                                                   [common/preferred]
                                                                   stock, [no] par
                                                                   value [$________]





                           Annex 1 to Pledge Agreement

                                                                       EXHIBIT E

                         [Form of Solvency Certificate]

                            Centennial Cellular Corp.
                     Certificate of Chief Financial Officer

               I, Scott Schneider, hereby certify that I am the chief financial officer, of Centennial Cellular Corp., a Delaware corporation (the "Borrower"), and that I am familiar with its properties, business and assets and am authorized to execute this certificate on behalf of the Borrower pursuant to
Section 3.01 of the Credit Agreement, dated as of September 12, 1996 (the "Credit Agreement"), among the Borrower, certain Lenders (the "Lenders"), and Citibank, N.A., as Administrative Agent for the Lenders (the "Administrative Agent") under the Credit Agreement. Capitalized terms used herein that are defined in the Credit Agreement are used herein as therein defined.

               I do hereby further certify that I have carefully reviewed the Credit Agreement, the other Loan Documents and the contents of this Certificate and, in connection herewith, have made such investigation and inquiries as I have deemed necessary and prudent therefor. I further certify that the financial information and assumptions which underlie and form the basis for the representations made in this Certificate were reasonable when made and were made in good faith and continue to be reasonable as of the date hereof. The Borrower understands that the Administrative Agent and the Lenders are relying on the truth and accuracy of this Certificate in connection with the transactions contemplated by the Loan Documents.

               I hereby further certify that:

               1. As of the date hereof, after giving effect to the transactions contemplated by the Credit Agreement and the other Loan Documents, the fair value of any and all property of each of the Borrower and the Borrower and its Subsidiaries taken as a whole is greater than the total amount of liabilities, including contingent, subordinated, absolute, fixed, matured or unmatured and liquidated or unliquidated liabilities, of the Borrower and the Borrower and its Subsidiaries taken as a whole, respectively.

               2. As of the date hereof, after giving effect to the transactions contemplated by the Credit Agreement and the other Loan Documents, the present fair salable value of the assets of each of the Borrower and the Borrower and its Subsidiaries taken as a whole is not less than the amount that will be required to pay the probable liability of each of the Borrower and the



                              Solvency Certificate

Borrower and its Subsidiaries taken as a whole, respectively, on its existing debts as they become absolute and matured.

               3. As of the date hereof, after giving effect to the transactions contemplated by the Credit Agreement and the other Loan Documents, each of the Borrower and the Borrower and its Subsidiaries taken as a whole does not intend to incur, and does not believe that it will incur, debts and other liabilities, contingent obligations and other commitments that would be beyond its ability to pay as such debts, liabilities, obligations and commitments mature.

               4. As of the date hereof, after giving effect to the transactions contemplated by the Credit Agreement and the other Loan Documents, neither the Borrower nor the Borrower and its Subsidiaries taken as a whole is engaged in a business or a transaction, or is about to engage in a business or a transaction, for which its property would constitute unreasonably small capital.

               5. The Borrower does not intend, in consummating the transactions contemplated by the Loan Documents, to hinder, delay or defraud either present or future creditors or any other Person to which the Borrower is or will become, on or after the date hereof, indebted.

               6. In reaching the conclusions set forth in this Certificate, the Borrower has considered:

               (a)  the initial capitalization of the Borrower;

               (b) the cash and other current assets of the Borrower and its Subsidiaries, which are reflected in the Consolidated and consolidating pro forma balance sheet of the Borrower and its Subsidiaries as at May 31, 1996 referred to in Section 4.01(e) of the Credit Agreement and in the Consolidated and consolidating forecasted statements of income and cash flows of the Borrower and its Subsidiaries referred to in clause
        (g) below;

               (c) the experience of management of the Borrower and its Subsidiaries in acquiring, operating and disposing of wireless communications systems;

               (d) all contingent liabilities of the Borrower and its Subsidiaries, including, without limitation, claims arising out of pending or, to the best knowledge of the undersigned, threatened litigation against the Borrower and its Subsidiaries, and in so doing, the Borrower has computed the



                              Solvency Certificate
        amount of such liabilities at the amount which, in light of all the facts and circumstances existing on the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability (the "Contingent Liabilities");

               (e) the amortization requirements of the Credit Agreement and the anticipated interest payable on the Advances under the Credit Agreement;

               (f) Consolidated and consolidating forecasted statements of income and cash flows of the Borrower and its Subsidiaries for each Fiscal Year ending on or before May 31, 2005 referred to in Section 4.01(f) of the Credit Agreement;

               (g) all obligations and liabilities of the Borrower and its Subsidiaries, whether matured or unmatured, liquidated or unliquidated, disputed or undisputed, secured or unsecured, subordinated. absolute, fixed or contingent, including, among other things, claims arising out of pending or, to the best knowledge of the undersigned, threatened litigation against the Borrower and its Subsidiaries (other than contingent liabilities) in each case computed at the amount which, in light of all the facts and circumstances existing on the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability;

               (i) the customary terms of trade payables of the Borrower and its Subsidiaries;

               (j) the amount of the credit extended by and to customers of the Borrower and its Subsidiaries; and

               (k) the level of capital customarily maintained by the Borrower, its Subsidiaries and other entities engaged in the same or similar business as the business of the Borrower and its Subsidiaries.




                              Solvency Certificate

               IN WITNESS WHEREOF, the Borrower has executed this certificate this September ___, 1996.

                                                 CENTENNIAL CELLULAR CORP.



                                                 By:
                                                     ___________________________
                                                    Title:








                              Solvency Certificate

                                                                       EXHIBIT F

                       [Form of Certificate of Compliance]

                              Fiscal quarter ended

                   ________________, 19__ (the "Test Quarter")

        This Certificate is delivered pursuant to Section 5.03(k) of the Credit Agreement dated as of September 12, 1996 (the "Credit Agreement") among CENTENNIAL CELLULAR CORP. (the "Borrower"); the Lenders party thereto and CITIBANK, N.A., as Administrative Agent. Terms used herein and defined in the Credit Agreement shall have their respective defined meanings when used herein. This certificate should be completed in accordance with the requirements of the applicable provisions of the Credit Agreement.

I.      SECTION 5:  COVENANTS

        A. SECTION 5.02(A): LIMITATION ON DEBT AND PREFERRED STOCK


        Date of Issuance of
        Debt (Other than                           Ratio of Debt to
        Permitted Debt)                            Annualized Operating Cash
        During Test Quarter         Amount         Flow on Date of Issuance*
        ---------------------------------------------------------------------






        -------------------
        *May not exceed 8.5 to 1.0

        B. SECTION 5.02(B): LIMITATIONS ON RESTRICTED PAYMENTS


        1.     Restricted Payments made during Test
               Quarter in Guarantors                      $________

        2.     Amount of such Restricted Payments
               permitted by second paragraph of
               Section 5.02(b)                            $________

        3.     Line (1) minus Line (2)                    $________**

        4.     Cumulative Operating Cash Flow from
               October 31, 1993 through end of Fiscal
               Quarter immediately preceding Test
               Quarter                                    $________




                             Compliance Certificate


        5.     Cumulative Total Interest Expense from
               October 31, 1993 through end of Fiscal
               Quarter immediately preceding Test
               Quarter                                    $________

        6.     Line (5) multiplied by 1.2                 $________

        7.     Line (4) minus Line (6)                    $________



        -------------------
        ** May not exceed amount on Line 7







                             Compliance Certificate

II.     SECTION 5.03(K):  REPORTING REQUIREMENTS

        A.  SUBSCRIBERS



===============================================================================================
Name of Borrower or       Cellular (New in       PCS (New in Test        Competitive Access &
Subsidiary                Test Quarter/Total)    Quarter/Total)          Local Exchange (New
                                                                         in Test
                                                                         Quarter/Total)
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

===============================================================================================




       B. CAPITAL CALLS AND DISTRIBUTIONS FROM MINORITY OWNED ENTITIES IN TEST QUARTER

================================================================================
Minority Owned                    Capital Calls                  Distributions
Entity
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

               I, _______________________, a Senior Officer, acting for and on behalf of the Borrower, certify that the foregoing information is true and correct and that, on and as of the last day of the Test Quarter, no Default occurred or was continuing [other than ________].



                                                 _______________________________
                                                 [Senior Officer]

Dated: ____________, 19__








                             Compliance Certificate